As filed with the Securities and Exchange Commission on December 28, 2020

1940 Act File No. 811-22033

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM N-1A

REGISTRATION STATEMENT

UNDER THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 16

MFS® SERIES TRUST XIV

(Exact Name of Registrant as Specified in Charter)

111 Huntington Avenue, Boston, Massachusetts 02199-7632

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code:  617-954-5000

Christopher R. Bohane, Massachusetts Financial Services Company,

111 Huntington Avenue, Boston, MA  02199-7632

(Name and Address of Agent for Service)

EXPLANATORY NOTE

The MFS Series Trust XIV has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”).  Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), because interests are being issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Registrant.  This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

It is intended that this filing become effective on December 29, 2020 in accordance with Section 8 under the Investment Company Act of 1940.

MFS® Institutional Money Market Portfolio Part A of Registration Statement

December 29, 2020

SUMMARY OF KEY INFORMATION	1
INVESTMENT OBJECTIVE, STRATEGIES, AND RISKS	1
MANAGEMENT OF THE FUND	3
DESCRIPTION OF SHARES	3
HOW TO PURCHASE AND REDEEM SHARES	3
OTHER INFORMATION	4

IMM-PRO-122920

Summary of Key Information

Investment Adviser

MFS (Massachusetts Financial Services Company, the fund’s investment adviser) serves as the investment adviser for the fund.

Purchase and Sale of Fund Shares

You may purchase and redeem shares of the fund each day the New York Stock Exchange (the “NYSE”) is open for trading by contacting MFS Service Center, Inc. (MFSC), P.O. Box 219341, Kansas City, MO 64121-9341 or 1-800-225-2606. There are no initial or subsequent investment requirements.

Taxes

If your shares are held in a taxable account, the fund’s distributions will be taxed to you as ordinary income and/or capital gains. The fund expects that substantially all its distributions will consist of investment income taxable as ordinary income.

Investment Objective, Strategies, and Risks

Investment Objective

The fund’s investment objective is to seek current income consistent with preservation of capital and liquidity. The fund’s objective may be changed without shareholder approval.

Principal Investment Strategies

MFS normally invests the fund’s assets in U.S. dollar-denominated money market instruments and repurchase agreements.

The fund does not seek to maintain a stable share price.  In buying and selling investments for the fund, MFS follows U.S. Securities and Exchange Commission rules for money market funds regarding credit quality, diversification, liquidity, and maturity.

Principal Investment Types

The principal investment types in which the fund may invest are:

Money Market Instruments:  Money market instruments are short-term instruments that pay a fixed, variable, or floating interest rate. Money market instruments include bank certificates of deposit and other bank obligations of U.S. and foreign banks; notes, commercial paper, and asset-backed securities of U.S. and foreign issuers; U.S. and foreign government securities; and municipal instruments.

U.S. Government Securities:  U.S. Government securities are securities issued or guaranteed as to the payment of principal and interest by the U.S. Treasury, by an agency or instrumentality of the U.S. Government, or by a U.S. Government-sponsored entity. Certain U.S. Government securities are not supported as to the payment of principal and interest by the full faith and credit of the U.S. Treasury or the ability to borrow from the U.S. Treasury. Some U.S. Government securities are supported as to the payment of principal and interest only by the credit of the entity issuing or guaranteeing the security. U.S. Government securities include mortgage-backed securities and other types of securitized instruments guaranteed by the U.S. Treasury, by an agency or instrumentality of the U.S. Government, or by a U.S. Government-sponsored entity.

Municipal Instruments:  Municipal instruments are issued by or for states, territories, or possessions of the United States or by their political subdivisions, agencies, authorities, or other government entities, to raise money for a variety of public and private purposes, including general financing for state and local governments, or financing for a specific project or public facility. Municipal instruments include general obligation bonds of municipalities, state or local governments, project or revenue-specific bonds, municipal lease obligations, and prerefunded or escrowed bonds. Municipal instruments may be fully or partially supported by the state or local governments, by the credit of a private issuer, by the current or anticipated revenues from a specific project or assets, by the issuer’s pledge to make annual appropriations for lease payments, or by domestic or foreign entities providing credit support, such as insurance, letters of credit, or guarantees. Many municipal instruments are supported by insurance, which typically guarantees the timely payment of all principal and interest due on the underlying municipal instrument.

Repurchase Agreements:  Repurchase agreements are agreements to buy a security from a third party at one price, with simultaneous agreements to sell it back to the third party at an agreed-upon price.

Principal Risks

The yield and share price of the fund will change daily based on changes in interest rates and other market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions. You could lose money by investing in the fund.  Because the share price of the fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them.  The fund may impose a fee upon the sale of your shares or may temporarily suspend your ability to sell shares if the fund’s liquidity falls below required minimums because of market conditions or other factors.  An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.  The fund’s sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time. The significance of any specific risk to an investment in the fund will vary over time depending on the composition of the fund’s portfolio, market conditions, and other factors. You should read all of the risk information below carefully, because any one or more of these risks may result in losses to the fund.

The principal risks of investing in the fund are:

Floating Share Price Risk:  The value of the fund’s shares will be calculated to four decimal places and will vary reflecting the value of the fund’s investments. A decrease in the value of the fund’s investments could cause the fund’s share price to decrease.

Interest Rate Risk:  In general, the price of a money market instrument falls when interest rates rise and rises when interest rates fall.  A major or unexpected increase in interest rates could cause the fund’s share price to decrease.

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Credit and Market Risk: The value of a money market instrument depends on the credit quality of the issuer, borrower, counterparty, or other entity responsible for payment.  The value of a money market instrument can also decline in response to changes in, or perceptions of, the financial condition of the issuer or borrower, changes in, or perceptions of, specific market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions that affect a particular type of instrument, issuer, or borrower, and changes in, or perceptions of, general market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions.

Investment Selection Risk:  MFS’ investment analysis and its selection of investments may not produce the intended results and/or can lead to an investment focus that results in the fund underperforming other funds with similar investment strategies and/or underperforming the markets in which the fund invests. In addition, MFS or the fund’s other service providers may experience disruptions or operating errors that could negatively impact the fund.

Redemption Risk: Large or frequent redemptions could cause the fund’s share price to decrease.

Municipal Risk:  The price of a municipal instrument can be volatile and significantly affected by adverse tax changes or court rulings, legislative or political changes, market and economic conditions and developments, issuer, industry-specific and other conditions, including as the result of events that cannot be reasonably anticipated or controlled such as social conflict or unrest, labor disruption and natural disasters.  Municipal instruments can be less liquid than other types of investments and there may be less publicly available information about the issuers of municipal instruments compared to other issuers. If the Internal Revenue Service or a state taxing authority determines that an issuer of a municipal instrument has not complied with applicable tax requirements, interest from the instrument could become taxable (including retroactively) and the instrument could decline significantly in price. Because many municipal instruments are issued to finance similar projects, especially those relating to education, health care, housing, utilities, and water and sewer, conditions in these industries can significantly affect the fund and the overall municipal market. In addition, changes in the financial condition of an individual municipal insurer can affect the overall municipal market.

Municipal instruments may be more susceptible to downgrades or defaults during economic downturns or similar periods of economic stress, which in turn could affect the market values and marketability of many or all municipal obligations of issuers in a state, U.S. territory, or possession. For example, the novel coronavirus (COVID-19) pandemic has significantly stressed the financial resources of many municipal issuers, which may impair a municipal issuer’s ability to meet its financial obligations when due and may adversely impact the value of its bonds, which could negatively impact the performance of the fund.  Factors contributing to the economic stress on municipal issuers may include an increase in expenses associated with combatting the COVID-19 pandemic and a decrease in revenues supporting the issuer’s bonds due to factors such as lower sales tax revenue as a result of decreased consumer spending, lower income tax revenue due to higher unemployment, and a decrease in the value of collateral backing revenue bonds due to closures and/or curtailment of services and/or changes in consumer behavior. In light of the uncertainty surrounding the magnitude, duration, reach, costs and effects of the COVID-19 pandemic, as well as actions that have been or could be taken by governmental authorities or other third parties, it is difficult to predict the level of financial stress and duration of such stress municipal issuers may experience.

Foreign Risk:  Investments in securities of foreign issuers and securities of companies with significant foreign exposure can involve additional risks relating to market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions. Political, social, diplomatic, and economic developments, U.S. and foreign government action such as the imposition of currency or capital blockages, controls, or tariffs, economic and trade sanctions or embargoes, security suspensions, entering or exiting trade or other intergovernmental agreements, or the expropriation or nationalization of assets in a particular country, can cause dramatic declines in certain or all securities with exposure to that country and other countries. In the event of nationalization, expropriation, or other confiscation, the fund could lose its entire foreign investment in a particular country. Economies and financial markets are interconnected, which increases the likelihood that conditions in one country or region can adversely impact issuers in different countries and regions. Less stringent regulatory, accounting, auditing, and disclosure requirements for issuers and markets are more common in certain foreign countries. Enforcing legal rights can be difficult, costly, and slow in certain foreign countries and can be particularly difficult against foreign governments. Additional risks of foreign investments include trading, settlement, custodial, and other operational risks, and withholding and other taxes. These factors can make foreign investments more volatile and less liquid than U.S. investments. In addition, foreign markets can react differently to market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions than the U.S. market.

Counterparty and Third Party Risk:  Transactions involving a counterparty other than the issuer of the instrument, including clearing organizations, or a third party responsible for servicing the instrument or effecting the transaction, are subject to the credit risk of the counterparty or third party, and to the counterparty’s or third party’s ability or willingness to perform in accordance with the terms of the transaction.  If a counterparty or third party fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the fund could miss investment opportunities, lose value on its investments, or otherwise hold investments it would prefer to sell, resulting in losses for the fund.

Liquidity Risk:  Certain investments and types of investments are subject to restrictions on resale, may trade in the over-the-counter market, or may not have an active trading market due to adverse market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions, including investors trying to sell large quantities of a particular investment or type of investment, or lack of market makers or other buyers for a particular investment or type of investment.  At times, all or a significant portion of a market may not have an active trading market. Without an active trading market, it may be difficult to value, and it may not be possible to sell, these investments and the fund could miss other investment opportunities and hold investments it would prefer to sell, resulting in losses for the fund.  In addition, the fund may have to sell certain of these investments at prices or times that are not advantageous in order to meet redemptions or other cash needs, which could result in dilution of remaining investors’ interests in the fund.  The prices of illiquid securities may be more volatile than more liquid investments.

Other Investment Strategies and Risks

Further Information on Investment Strategies, Types, and Risks:  Information about investment strategies and investment types not described in the Part A of the Registration Statement and the risks associated with those investment strategies and investment types are described in the fund’s Part B of the Registration Statement (“Part B”).

2

Management of the Fund

Investment Adviser

MFS, located at 111 Huntington Avenue, Boston, Massachusetts 02199, serves as the investment adviser for the fund.  Subject to the supervision of the fund’s Board of Trustees, MFS is responsible for managing the fund’s investments, executing transactions, and providing related administrative services and facilities under an Investment Advisory Agreement between the fund and MFS.

The fund does not pay a management fee to MFS; however, the MFS funds that invest in the fund may pay management fees to MFS which are reflected in the “Summary of Key Information-Fees and Expenses” section of such MFS funds’ prospectuses.

For the fiscal year ended August 31, 2020, the fund paid MFS an effective management fee equal to 0.00% of the fund’s average daily net assets.

A discussion regarding the basis for the Board of Trustees’ approval of the Investment Advisory Agreement is available in the fund’s annual report for the one-year period ended August 31, 2020.

MFS is America’s oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. Net assets under the management of the MFS organization were approximately $534 billion as of October 31, 2020.

Disclosure of Portfolio Holdings. The fund has established a policy with respect to the disclosure of fund portfolio holdings. A description of this policy is provided in the Part B.

The following information is generally available to you at mfs.com/immp, after you have accepted the terms and conditions:

Information	Approximate Date of Posting
Fund’s full holdings as of each month’s end (under “Monthly Portfolio Holding Reports”)	• 5 business days after month end

Note that the fund or MFS may suspend the posting of this information or modify the elements of this Web posting policy without notice to shareholders. Once posted, the above information will generally remain available on mfs.com until at least the date on which the information is filed with the SEC for the period that includes the date as of which the mfs.com information is current.

Administrator

MFS provides the fund with certain financial, legal, and other administrative services under a Master Administrative Services Agreement between the fund and MFS. Under the Agreement, MFS is paid an annual fee for providing these services.

Shareholder Servicing Agent

MFS Service Center, Inc. (“MFSC”), a wholly-owned subsidiary of MFS, provides dividend and distribution disbursing and transfer agent and recordkeeping functions in connection with the issuance, transfer, and redemption of shares of the fund under a Shareholder Servicing Agent Agreement. MFSC is not paid a fee for providing these services, but is reimbursed for out-of-pocket expenses.

Description of Shares

Shares of the fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the fund. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Currently, the fund is only offered to certain investment companies advised by MFS.

The securities offered by the fund have not been registered under the 1933 Act or under the securities laws of any state, and may not be transferred or resold unless so registered or in transactions exempt therefrom. However, a shareholder may withdraw all or any portion of its investment at any time at net asset value.

Shares of the fund are not subject to a sales charge or Rule 12b-1 distribution or service fee.

How to Purchase and Redeem Shares

You may purchase and redeem shares in the fund in the manner described below.

How to Purchase Shares

Your shares will be bought at the net asset value per share next calculated after your purchase is received.  The fund may reject for any reason, or cancel as permitted or required by law, any purchase orders. The fund may stop offering shares completely, or may offer shares only on a limited basis, for a period of time or permanently.

The fund is required by law to obtain from you certain information that will be used to verify the identity of the account owner. If you do not provide the information, the fund will not be able to open your account. The fund must also take certain steps to verify that the account information you provide is correct.

Shares may be purchased through MFSC.

Shares of the fund may be purchased with securities acceptable to the fund. The fund need not accept any security offered for an in-kind purchase unless it is consistent with the fund’s investment objective, policies, and restrictions, and is otherwise acceptable to the fund. Securities accepted

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in-kind for shares will be valued in accordance with the fund’s usual valuation procedures. An investor interested in making an in-kind purchase of fund shares must first telephone MFSC to advise of its intended action and obtain instructions for in-kind purchases.

How to Redeem Shares

Shares may be redeemed through MFSC.  Your shares will be sold at the net asset value per share next calculated after your redemption order is received. The fund typically processes your redemption proceeds, after your request is received in proper form, by the end of the next business day.  However, the fund may delay processing your redemption request for up to seven days.  Under unusual circumstances, such as when the NYSE is closed, trading on the NYSE is restricted, the fund’s Board of Trustees has suspended redemptions as described below, or as permitted by the SEC, the fund may suspend redemptions or postpone payment for more than seven days.

If the fund’s weekly liquid assets fall below 10% of its total assets at the end of any business day, a liquidity fee of 1% will be imposed on all redemptions as of the beginning of the next business day unless the Board of Trustees (including a majority of the independent Trustees) determines that imposing such a fee would not be in the best interests of the fund or determines that a lower or higher fee (not to exceed 2%) would be in the best interests of the fund.  If at the end of any business day, the fund’s weekly liquid assets fall below 30% of its total assets and the Board of Trustees (including a majority of the independent Trustees) determines it is in the best interests of the fund, the fund may impose a liquidity fee of not more than 2% (such fee, together with the fee referenced in the prior sentence, hereinafter referred to as “liquidity fees”) and/or temporarily suspend redemptions for a limited period of time (“redemption gates”) as early as the next business day.  Weekly liquid assets generally include: (a) cash; (b) direct obligations of the U.S. Government; (c) certain U.S. Government agency discount notes with remaining maturities of 60 days or less; (d) securities that will mature or are subject to a demand feature that is exercisable and payable within five business days; or (e) amounts receivable and due unconditionally within five business days on pending sales of portfolio securities.  Liquidity fees will be charged on all redemption orders submitted after the effective time of the imposition of the liquidity fee and will reduce the amount you receive upon redemption of your shares. Once imposed, the liquidity fees will be in effect until the Board of Trustees determines that that imposition of the liquidity fee is no longer in the best interests of the fund.  If at the end of any business day, the fund’s weekly liquid assets are 30% or more of its total assets, the fund will cease imposing a liquidity fee and/or redemption gate effective as of the beginning of the next business day.  Liquidity fees will be used by the fund to help offset the cost of redemptions by allocating liquidity costs to those shareholders who cause such costs by their redemptions of shares.  The Board of Trustees may not suspend the right of redemption for more than 10 business days in any rolling 90-calendar-day period.

A liquidity fee or redemption gate may be imposed without prior shareholder notices.  Information regarding the imposition and termination of a liquidity fee or redemption gate will be reported to the SEC on Form N-CR.  Such information will also be provided to shareholders in writing.  In addition, a fund may further communicate such action through mfs.com, a press release, or other means.

If the fund’s weekly liquid assets fall below 10% of its total assets and the Board of Trustees determines that it would not be in the best interest of the fund to continue operation, the Board of Trustees will permanently suspend the right of redemption and approve a plan of liquidation for the fund pursuant to which the assets of the fund will be liquidated and the proceeds remaining after payment of or provision for liabilities and obligations of the fund will be distributed to shareholders.  Shareholders of record as of the close of business on the liquidation date will receive the cash equivalent of their proportionate interest in the fund which may be more or less than the value of their shares on the liquidation date.

The fund typically expects to meet redemption requests by holding cash and/or cash equivalents, selling investments, and using overdraft provisions or lines of credit.  The fund may also meet redemption requests by redeeming shares in kind for large redemptions or during stressed market conditions.  If MFS determines it to be feasible and appropriate, the fund may pay the redemption amount by a distribution in kind of portfolio securities (redemption in kind). In the event that the fund makes a redemption in kind, you should expect to incur brokerage and other transaction charges when converting the securities to cash, and the securities will likely increase or decrease in value before you sell them.

Frequent Trading

MFS anticipates that shareholders will purchase and sell shares of the fund frequently because the fund is intended to serve as an overnight cash investment. As a result, the Board of Trustees has not adopted policies and procedures designed to discourage frequent fund share transactions. To the extent there are large or frequent purchases and/or redemptions in the fund, these purchases and/or redemptions can interfere with the efficient management of the fund’s portfolio, may result in increased transaction and administrative costs, and may adversely impact the fund’s performance.

Anti-Money Laundering Restrictions

Federal law requires the fund to implement policies and procedures reasonably designed to prevent, detect and report money laundering and other illegal activity. The fund, consistent with applicable federal law, may redeem your shares and close your account; suspend, restrict or cancel purchase and redemption orders; process redemption requests and withhold your proceeds; and take other action if it is unable to verify your identity within a reasonable time or conduct required due diligence on your account or as otherwise permitted by its anti-money laundering policies and procedures.

Other Information

Valuation

The price of the fund’s shares is based on its net asset value. The net asset value of the fund’s shares is determined each day the NYSE is open for trading as of 1:00 p.m. Eastern time. However, net asset value may be calculated earlier in emergency situations or as otherwise permitted by the SEC. Net asset value per share is computed by dividing the net assets allocated to the fund by the number of shares outstanding for that fund. On days when the NYSE is closed (such as weekends and holidays), net asset value is not calculated, and the fund does not transact purchase and redemption orders. To the extent the fund’s assets are traded in other markets on days when the fund does not price its shares, the value of the fund’s assets will likely change when you will not be able to purchase or redeem shares of the fund.

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To determine net asset value, the fund’s investments for which reliable market quotations are readily available are valued at market value. Certain short term debt instruments may be valued at amortized cost.

The Board of Trustees has delegated primary responsibility for determining or causing to be determined the value of the fund’s investments (including any fair valuation) to MFS pursuant to valuation policies and procedures approved by the Board of Trustees. If MFS determines that reliable market quotations are not readily available, investments are valued at fair value as determined in good faith by MFS in accordance with such procedures under the oversight of the Board of Trustees.

Under the fund’s valuation policies and procedures, market quotations are not considered to be readily available for most types of debt instruments. These investments are generally valued at fair value based on information from third-party pricing services. These valuations can be based on both transaction data and market information such as yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data.

The value of an investment for purposes of calculating the fund’s net asset value can differ depending on the source and method used to determine value. When fair valuation is used, the value of an investment used to determine the fund’s net asset value may differ from quoted or published prices for the same investment. There can be no assurance that the fund could obtain the fair value assigned to an investment if it were to sell the investment at the same time at which the fund determines its net asset value per share.

Distributions

The fund intends to declare a dividend daily and to pay any dividends to shareholders at least monthly.

Any capital gains are distributed at least annually.

Distribution Options

Dividend and capital gain distributions are automatically reinvested in additional shares.

Tax Considerations

The following discussion is very general. You are urged to consult your tax adviser regarding the effect that an investment in the fund will have on your particular tax situation, including possible foreign, state, and local taxes.

The fund expects to distribute substantially all of its income and gains annually. The fund expects that substantially all its distributions will consist of investment income. Distributions from the fund are taxable.

For federal income tax purposes, distributions of investment income are generally taxable as ordinary income.  Distributions designated as capital gain dividends are taxable as long-term capital gains includible in net capital gain.

Any gain resulting from the redemption or sale of your shares will generally also be subject to tax.  Taxpayers may use a simplified method of accounting for gains and losses realized upon the disposition of shares of a regulated investment company that is a money market fund. If you elect to adopt this simplified method of accounting, rather than compute gain or loss on every taxable disposition of fund shares, you would determine your gain or loss based on the change in the aggregate value of your fund shares during a computation period (such as your taxable year), reduced by your net investment (purchases minus sales) in those shares during that period. Under this simplified method, any resulting net capital gain or loss would be treated as short-term capital gain or loss.

A liquidity fee imposed by the fund will reduce the amount you will receive upon the redemption of your shares, and will decrease the amount of any capital gain or increase the amount of any capital loss you will recognize from such redemption. There is some degree of uncertainty with respect to the tax treatment of liquidity fees received by money market funds. In the absence of further guidance from the Internal Revenue Service the fund expects to treat such liquidity fees as reducing proceeds paid to shareholders in redemption of fund shares, and therefore potentially generating a tax loss for redeeming shareholders, but not constituting income to the fund.

The fund’s investments in foreign securities may be subject to foreign withholding or other taxes, which will decrease the fund’s return on those securities; you generally are not expected to be eligible to claim a credit (or a deduction) for such amounts on your federal income tax return.

Information about the Prospectus and SAI

The prospectus and SAI for a fund provide information concerning the fund.  The prospectus and SAI are updated at least annually and any information provided in a prospectus or SAI can be changed without a shareholder vote unless specifically stated otherwise.  The prospectus and SAI are not contracts between the fund and its shareholders and do not give rise to any contractual rights or obligations or any shareholder rights other than any rights conferred explicitly by federal or state securities laws that may not be waived.

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Part B of the Registration Statement

December 29, 2020

MFS® Institutional Money Market Portfolio

A series of MFS Series Trust XIV

This Part B of the Registration Statement (hereinafter referred to as the “Part B” or “SAI”) contains additional information about the Fund listed above (the “Fund”), and should be read in conjunction with the Fund’s Part A of the Registration Statement dated December 29, 2020.  The Fund’s financial statements are incorporated into this Part B by reference to the Fund’s most recent Annual Report to shareholders, which is set forth in Item 1 of the Fund’s most recent annual Form N-CSR (“Form N-CSR”) filed with the U.S. Securities and Exchange Commission (the “SEC”).  The Fund’s Form N-CSR is available at the hyperlink noted below for the Trust.

MFS Series Trust XIV

You may obtain a copy of the Fund’s Part A of the Registration Statement and Annual Report without charge by contacting the Fund’s transfer agent at: MFS Service Center, Inc., P.O. Box 219341, Kansas City, MO 64121-9341; Telephone: 1-800-225-2606.

This Part B is NOT a Part A of the Registration Statement and is authorized for distribution to prospective investors only if preceded or accompanied by a current Part A to the Registration Statement.

IMM-SAI-122920

Table of Contents:

DEFINITIONS

“1940 Act” – the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time, and as such Act, rules or regulations are interpreted by the SEC.

“Board” – the Board of Trustees of the Trust.

“Independent Trustees” – trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund.

“Majority Shareholder Vote” – as defined currently in the 1940 Act to be the lesser of (i) 67% or more of the voting securities present at a meeting at which holders of voting securities representing more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities.

“MFD” – MFS Fund Distributors, Inc.

“MFS” or the “Adviser” – Massachusetts Financial Services Company, a Delaware corporation.

“MFSC” – MFS Service Center, Inc., a Delaware corporation.

“MFS Fund” – a fund managed by MFS and overseen by the Board.

“MFS Funds” – collectively, the funds managed by MFS and overseen by the Board.

“Part A” – Part A of the Registration Statement of the Fund, dated December 29, 2020, as may be amended or supplemented from time to time.

“SEC” – U.S. Securities and Exchange Commission.

“Trust” – references to the “Trust” mean the Massachusetts business trust of which the Fund is a series.

MANAGEMENT OF THE FUND

Organization of the Fund

MFS Institutional Money Market Portfolio, an open-end investment company, is a series of MFS Series Trust XIV, a Massachusetts business trust organized in 2007. MFS Institutional Money Market Portfolio is a diversified fund.

Trustees/Officers

Board Leadership Structure and Oversight — The following provides an overview of the leadership structure of the Board and the Board’s oversight of the MFS Funds’ risk management process. The Board currently consists of 11 Trustees, nine of whom are Independent Trustees. An Independent Trustee serves as Chair of the Board. Taking into account the number, the diversity and the complexity of the MFS Funds overseen by the Board and the aggregate amount of assets under management in the MFS Funds, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain specific matters to Committees of the Board.  Each of the seven standing Committees of the Board, to which the Board has delegated certain authority and oversight responsibilities, consists exclusively of Independent Trustees.  In connection with each of the Board’s regular meetings, the Independent Trustees meet separately from MFS with their counsel and with the MFS Funds’ Senior Officer, who is independent of MFS and advises the Independent Trustees regarding contract review, compliance, and business matters. The Independent Trustees also meet regularly with the MFS Funds’ Chief Compliance Officer (who is also MFS’ Chief Compliance Officer) to receive reports regarding the compliance of the MFS Funds with the federal securities laws and the MFS Funds’ compliance policies and procedures.  The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to exercise its oversight of the MFS Funds.

Each MFS Fund has retained MFS as its investment adviser and administrator. MFS provides each MFS Fund with investment advisory services, and is responsible for day-to-day administration of each MFS Fund and management of the risks that arise from each MFS Fund’s investments and operations. Certain employees of MFS serve as each MFS Fund’s officers, including each MFS Fund’s principal executive officer and principal financial and accounting officer. The Board provides oversight of the services provided by MFS and its affiliates, including MFS’ and its affiliates’ risk management activities. In addition, each Committee of the Board provides oversight of their risk management activities with respect to the particular activities within the Committee’s purview.  In the course of providing oversight, the Board and the Committees receive a wide range of reports on each MFS Funds’ activities, including regarding each MFS Fund’s investment portfolio, the compliance of each MFS Fund with applicable laws, and each MFS Fund’s financial accounting and reporting. The Board also meets periodically with the portfolio managers of each MFS Fund to receive reports regarding the management of the MFS Fund, including its investment risks.  The Board and the relevant Committees meet periodically with MFS’ Chief Enterprise Risk Officer and MFS’ Chief Investment Risk Officer to receive reports on MFS’ and its affiliates’ risk management activities, including their efforts to (i) identify key risks that could adversely affect the MFS Funds or MFS; (ii) implement processes and controls to mitigate such key risks; and (iii) monitor business and market conditions in order to facilitate the processes described in (i) and (ii) above.  In addition, the Board and the relevant Committees oversee risk management activities related to the key risks associated with services provided by various non-affiliated service providers through the receipt of reports prepared by MFS, and, in certain circumstances, through the receipt of reports directly from service providers, such as in the case of each MFS Fund’s auditor, custodian, and pricing service providers. As the Fund’s operations are carried out by service providers, the Board’s oversight of the risk management processes of the service providers, including processes to address cyber security and other operational failures, is inherently limited.

Trustees and Officers – Identification and Background — The identification and background of the Trustees and Officers of the Trust, as well as an overview of the considerations that led the Board to conclude that each individual serving as a Trustee of the Fund should so serve, are set forth in APPENDIX A.

Trustee Compensation and Committees — Compensation paid to the Independent Trustees for certain specified periods, as well as information regarding Committees of the Board, is set forth in APPENDIX B.

Share Ownership

Information concerning the ownership of Fund shares (i) by Trustees and officers of the Trust as a group, as well as the dollar value range of each Trustee’s share ownership in the Fund and, on an aggregate basis, in the MFS Funds, (ii) by investors who are deemed to “control” the Fund, if any, and (iii) by investors who own 5% or more of Fund shares, if any, is set forth in APPENDIX C.

Contractual Arrangements

The Fund has entered into contractual arrangements with an investment adviser, administrator, distributor, shareholder servicing agent, 529 program manager (if applicable), and custodian who each provide services to the Fund. Unless expressly stated otherwise, shareholders of the Fund are not parties to, or intended beneficiaries of, these contractual arrangements, and these contractual arrangements are not intended to create any shareholder right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Fund.

Investment Adviser

MFS provides the Fund with investment advisory services. MFS and its predecessor organizations have a history of money management dating from 1924. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority-owned subsidiary of Sun Life Financial Inc. (a diversified financial services company).

In rendering investment advisory services to the Fund, MFS may use the resources of one or more foreign (non-U.S.) affiliates of MFS that are not registered under the Investment Advisers Act of 1940, as amended (the Advisers Act) (the MFS Non-U.S. Advisory Affiliates) to provide portfolio management, research and/or trading services to the Fund. Under a Memorandum of Understanding (the MOU), each of the MFS Non-U.S. Advisory Affiliates are “Participating Affiliates” of MFS as that term is used in relief granted by the staff of the SEC allowing U.S. registered investment advisers to use investment advisory and trading resources of advisory affiliates not registered under the Advisers Act subject to the supervision of the U.S. registered adviser. Any employees of the Participating Affiliates who provide services to the Fund are considered under the MOU to be “associated persons” of MFS as that term is defined in the Advisers Act and are subject to the supervision of MFS.

MFS signed the Principles for Responsible Investment (PRI), an investor initiative in partnership with the United Nations Environment Programme Finance Initiative and the United Nations Global Compact.  As a signatory to the PRI, where consistent with its fiduciary responsibilities, MFS aspires to incorporate environmental, social and corporate governance (ESG) issues into its investment analysis and decision-making processes, as well as its ownership policies and practices.  MFS also seeks to promote acceptance and implementation of the PRI within the investment industry and reports on progress in the effectiveness of such implementation.  While MFS follows the PRI where consistent with its fiduciary responsibilities, signing the PRI is not a legally binding commitment to do so, and MFS may either take actions inconsistent with the PRI or fail to take such actions as would be consistent with the PRI if, in MFS’ judgment, it is in the best economic interests of its clients to do so.

MFS votes proxies on behalf of the Fund pursuant to the proxy voting policies and procedures set forth in APPENDIX D. Information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30 is available by August 31 of each year without charge by visiting mfs.com/proxyvoting and selecting the Fund’s name, or by visiting the SEC’s website at http://www.sec.gov.

MFS advises multiple accounts (including accounts in which MFS or an affiliate have an interest).  Investment and voting decisions made for one or more accounts may compete with, differ from, conflict with, or involve different timing from investment and voting decisions made for the Fund.  MFS’ acting as investment adviser to multiple accounts could have a detrimental effect on the price, terms, or availability of a security with respect to the Fund. In certain instances, there are securities that are suitable for the Fund’s portfolios as well as for one or more other accounts advised by MFS or any subsidiary of MFS (including proprietary accounts) or that MFS believes should no longer be held by the Fund’s portfolios or by such other accounts. It is possible that a particular security is bought or sold for only one account even though it might be held by, or bought or sold for, other accounts. Some simultaneous transactions are inevitable when several accounts receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one account.

The simultaneous management of multiple accounts creates conflicts of interest, particularly in circumstances where MFS or an affiliate has in interest in one or more accounts, where one or more accounts pays higher fees or performance-based fees, or where the availability or liquidity of investment opportunities is limited. MFS has adopted policies and procedures designed to ensure that it does not favor one account over another; however, this does not mean that MFS will treat all accounts identically. When executing orders, MFS may aggregate multiple orders for the same instrument into a single trade as long as aggregation is unlikely to work to the overall disadvantage of any participating account over time. MFS does not generally aggregate orders for proprietary accounts (which are limited to accounts that are managed by MFS for the sole benefit of itself or its subsidiaries) with orders for other client accounts, and will trade for such proprietary accounts in a manner that it believes will not disadvantage other client accounts.  Proprietary accounts do not include accounts that are funded by MFS or its subsidiaries to establish a track record for distribution, accounts that are funded by MFS or a subsidiary and open for sale to third parties, and accounts managed by MFS or its subsidiaries for Sun Life Financial, Inc. Execution and allocation for such accounts is made on the same basis as other client accounts of MFS.

MFS has adopted policies that it believes are reasonably designed to ensure that when two or more accounts (including accounts in which MFS or an affiliate have an interest) are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among accounts in a manner believed by MFS to be fair and equitable to each.  Allocations may be based on many factors and may not always be pro rata based on assets managed. The allocation methodology could have a detrimental effect on the price or availability of a security as far as the Fund is concerned.  If MFS executes purchase and sale transactions between the Fund and other accounts managed by MFS or its affiliates (cross-trades), MFS may have an incentive to favor one account over another by exchanging securities at a price that is advantageous to the favored account, or selling illiquid securities from the favored account to another account.  Cross-trade transactions entered into by the Fund are executed in accordance with applicable rules and regulations under the 1940 Act and related policies approved by the Board.  To the extent permitted by applicable law, certain MFS Funds may invest their assets in other funds advised by MFS, including funds that are advised by one or more of the same portfolio manager(s), which could result in conflicts of interest relating to asset allocation, timing of fund purchases and redemptions, and increased profitability for MFS and/or its personnel, including portfolio managers.

Investment Advisory Agreement – MFS manages the Fund pursuant to an Investment Advisory Agreement (the “Advisory Agreement”). Under the Advisory Agreement, MFS provides the Fund with investment advisory services. Subject to such policies as the Trustees may determine, MFS makes investment decisions for the Fund. The Fund does not pay MFS a fee for these services.

MFS pays the compensation of the Trust’s officers and of any Trustee who is an employee of MFS. MFS also furnishes at its own expense investment advisory and administrative services, office space, equipment, clerical personnel, investment advisory facilities, and executive and supervisory personnel necessary for managing the Fund’s investments and effecting its portfolio transactions.

The Trust pays the compensation of the Independent Trustees and all expenses of the Fund incurred in its operation and offering of shares (other than those assumed by MFS in writing) including management fees; administrative services fees; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Fund; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Fund; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Fund; organizational and start-up costs; such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party or otherwise may have an exposure, and the legal obligation which the Fund may have to indemnify the Trust’s Trustees and officers with respect thereto; and expenses relating to the issuance, registration and qualification of shares of the Fund and the preparation, printing and mailing of prospectuses for such purposes (except to the extent that any Distribution Agreement to which the Trust is a party provides that another party is to pay some or all of such expenses).

The Advisory Agreement has an initial two-year term and continues in effect thereafter only if such continuance is specifically approved at least annually by the Board or by Majority Shareholder Vote and, in either case, by a majority of the Independent Trustees. The Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by a Majority Shareholder Vote, or by either party, on not more than 60 days’ nor less than 30 days’ written notice. The Advisory Agreement may be approved, renewed, amended, or terminated as to one MFS Fund in the Trust, even though the Agreement is not approved, renewed, amended, or terminated as to any other MFS Fund in the Trust.

The Advisory Agreement also provides that neither MFS nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of its or their duties and obligations under the Advisory Agreement.

Administrator

MFS provides the Fund with certain financial, legal and other administrative services under a Master Administrative Services Agreement between the Fund and MFS. Under the Agreement, MFS is paid an annual fee for providing these services.

For the fiscal years ended August 31, 2018, August 31, 2019, and August 31, 2020, the Fund paid $17,502, $17,454, and $17,449, respectively, under the Master Administrative Services Agreement.

Shareholder Servicing Agent

MFSC, 100 Hancock Street, North Quincy, MA 02171, a wholly-owned subsidiary of MFS, provides dividend and distribution disbursing and transfer agent and recordkeeping functions in connection with the issuance, transfer, and redemption of shares of the Fund under a Shareholder Servicing Agent Agreement. MFSC does not receive a fee for providing these services, but is reimbursed for certain out-of-pocket expenses.

For the fiscal year ended August 31, 2020, MFSC was reimbursed $828 for out-of-pocket expenses.

Custodian

JPMorgan Chase Bank (“JPMorgan”), with a place of business at One Chase Manhattan Plaza, New York, NY 10081, serves as the custodian of the assets of the Fund. JPMorgan is responsible for safekeeping cash and securities, handling the receipt and delivery of securities, collecting interest and dividends on investments, serving as the foreign custody manager, and providing reports on foreign securities depositaries. JPMorgan Chase Bank, N.A., as successor in interest to an affiliate of JPMorgan, J.P. Morgan Investor Services Co., with a place of business at One Beacon Street, Boston, MA 02108, is responsible for maintaining books of original entry and other required books and accounts and calculating the daily net asset value of shares.

There is an expense offset arrangement that reduces the Fund’s custodian fees based upon the amount of U.S. Dollars deposited by the Fund with JPMorgan.

Code of Ethics

The Fund, MFS, its subadvisor (if applicable), and MFD have adopted separate codes of ethics (“Codes of Ethics”) as required under the 1940 Act. The Codes of Ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities of MFS employees and the interests of the Fund. Subject to certain conditions and restrictions, each code permits personnel subject to the code to invest in securities for their own accounts, including securities that may be purchased, held, or sold by the Fund.

INVESTMENT STRATEGIES, RISKS AND RESTRICTIONS

Set forth in APPENDIX E is a description of investment strategies which the Fund may generally use in pursuing its investment objective(s) and investment policies to the extent such strategies are consistent with its investment objective and investment policies, and a description of the risks associated with these investment strategies. Set forth in APPENDIX F is a description of investment restrictions to which the Fund is subject.

NET INCOME AND DISTRIBUTIONS

The net income attributable to the Fund is determined each day during which the New York Stock Exchange (the “NYSE”) is open for trading.

For this purpose, net income (from the time of the immediately preceding determination thereof) shall consist of (i) all interest income accrued on the portfolio assets of the Fund less (ii) all actual and accrued expenses of the Fund determined in accordance with generally accepted accounting principles. Interest income shall include discount earned (both original issue and market discount) on discount paper accrued ratably to the date of maturity.

Since the net income is declared as a dividend each time the net income is determined, the net asset value per share (i.e., the value of the net assets of the Fund divided by the number of shares outstanding) is expected to remain unchanged immediately after each such determination and dividend declaration. Any increase in the value of a shareholder’s investment, representing the reinvestment of dividend income, is reflected by an increase in the number of shares in the shareholder’s account.

In addition, the Fund intends to distribute net realized short- and long-term capital gains, if any, at least annually.

TAX CONSIDERATIONS

The following discussion is a brief summary of some of the important U.S. federal (and, where noted, state) income tax consequences affecting the Fund and its shareholders.  The discussion is very general, and therefore prospective investors are urged to consult their tax advisers about the impact an investment in the Fund will have on their own tax situations.

Tax Treatment of the Fund

Federal Taxes — The Fund (even if it is a Fund in a Trust with multiple series) is treated as a separate entity for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”).  The Fund has elected to be, and intends to qualify to be treated each year as, a “regulated investment company” under Subchapter M of the Code.

In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

(a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);

(b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid; generally, taxable ordinary income and the excess, if any, of the net short-term capital gains over net long-term capital losses) and net tax-exempt income, for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the regulated investment company.  However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (i) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a) (i) above) will be treated as qualifying income.  In general, such entities will be treated as partnerships for federal income tax purposes because they meet the passive income requirement under section 7704(c)(2) of the Code.  In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, identification of the issuer (or issuers) of a particular Fund investment will depend on the terms and conditions of that investment.  In some cases, such identification may be uncertain under current law, and future Internal Revenue Service (“IRS”) guidance or an adverse determination by the IRS regarding issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test.  In the case of the Fund’s investment in loan participations, the Fund will treat both the entity from whom the loan participation is acquired and the borrower as an issuer for the purposes of meeting the diversification requirement described in paragraph (b) above.  Finally, for purposes of this diversification requirement, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

As a regulated investment company, the Fund will not be subject to any U.S. federal income or excise taxes on its net investment income and net realized capital gains that it distributes to shareholders in accordance with the timing requirements imposed by the Code.  The Fund’s foreign source income, gains and proceeds, if any, may be subject to foreign withholding or other taxes, which could decrease the Fund’s return on the underlying investments.

If the Fund were to fail to meet the income, diversification or distribution test described above, the Fund could in some cases cure such failure, including by paying a fund-level tax, paying interest, making additional distributions or disposing of certain assets.  If the Fund were ineligible to or otherwise did not cure such failure for any year, or were to otherwise fail to qualify as a “regulated investment company” accorded special treatment for such year, the Fund would be subject to federal income tax on all of its taxable income at corporate rates, and Fund distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would generally be taxable as ordinary income to the shareholders.  Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares (as described below).  In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a regulated investment company that is accorded special tax treatment.

The Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income (if any) and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards) (if any).  Any taxable income, including any net capital gain, retained by the Fund will generally be subject to tax at the Fund level at regular corporate rates.

If the Fund fails to distribute in a calendar year substantially all (at least 98%) of its ordinary income for such year and substantially all (at least 98.2%) of its capital gain net income for the one-year period ending October 31 (or November 30 or December 31 if the Fund is permitted to elect and so elects) plus any retained amount from the prior year, the Fund will be subject to a non-deductible 4% excise tax on the undistributed amounts. For purposes of the required excise tax distribution, ordinary gains and losses from the sale, exchange or other taxable disposition of property that would be taken into account after October 31 (or November 30 or December 31 if the Fund is permitted to elect and so elects) are treated as arising on January 1 of the following calendar year; in the case of a Fund that is permitted to make and makes the election to use December 31 as described above, there will be no gains or losses eligible to be so treated. Also, for purposes of the excise tax, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. A dividend paid to shareholders by the Fund in January generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November, or December of that preceding year.  The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to do so.

Massachusetts Taxes — As long as it qualifies as a regulated investment company under the Code, the Fund will not be required to pay Massachusetts income or excise taxes.

Taxation of Shareholders

Tax Treatment of Distributions — Shareholders of the Fund generally will have to pay federal income tax and any applicable foreign, state or local income taxes on the dividends and “Capital Gain Dividends” (as defined below) they receive from the Fund.  Except as described below, any distributions from ordinary income or from net short-term capital gains are taxable to shareholders as ordinary income for U.S. federal income tax purposes whether paid in cash or reinvested in additional shares.

“Qualified dividend income” received by an individual will be taxed at the reduced rates applicable to net capital gains, provided holding period and other requirements are met.  In order for some portion of the Fund’s dividends to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the Fund shareholder must meet holding period and other requirements with respect to the Fund’s shares.  The Fund does not expect a significant portion of its distributions to be derived from qualified dividend income.

Distributions of net capital gain that are properly reported by the Fund as capital gain distributions (“Capital Gain Dividends”), whether paid in cash or reinvested in additional shares, are taxable to shareholders for U.S. federal income tax purposes as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates, without regard to the length of time the shareholders have held their shares.

The Fund does not expect a significant portion of its distributions to constitute Capital Gain Dividends.  The Fund will notify shareholders regarding the federal tax status of its distributions after the end of each calendar year.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, estates and trusts to the extent their income exceeds certain threshold amounts.  For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, redemption, exchange or other taxable disposition of Fund shares.  Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

If the Fund makes a distribution to a shareholder in excess of the Fund’s current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of such shareholder’s tax basis in its shares, and thereafter as capital gain.  A return of capital is not taxable, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

If the Fund holds, directly or indirectly, one or more “tax credit bonds” issued on or prior to December 31, 2017 (including build America bonds issued on or before December 31, 2010, clean renewable energy bonds and qualified tax credit bonds) on one or more applicable dates during a taxable year, the Fund may elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder’s proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund.  In such a case, shareholders must include in gross income (as interest) their proportionate share of the amount of such credits and will be allowed a credit against their federal income tax liability equal to the amount of such deemed distribution.  A shareholder’s ability to claim a tax credit associated with one or more tax credit bonds may be subject to certain limitations imposed by the Code.  Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.

Dividends-Received Deduction — A portion of the dividends the Fund receives from U.S. corporations, if any, is normally eligible for the dividends-received deduction for corporate shareholders if the shareholder otherwise qualifies for that deduction with respect to its holding of Fund shares.  Availability of the deduction for particular corporate shareholders is subject to certain limitations, and deducted amounts may result in certain basis adjustments.  The Fund does not expect a significant portion of its distributions to be eligible for the dividends-received deduction.

Deduction of Certain Fund Expenses – The Fund will be considered to be a “nonpublicly offered regulated investment company” if it does not have at least 500 shareholders at all times during a taxable year.  Very generally, pursuant to Treasury Department Regulations, expenses of nonpublicly offered regulated investment companies, except those specific to their status as a regulated investment company or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules.  These affected expenses (which include advisory fees) are treated as additional dividends to certain Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as an individual), and are not deductible under current law by those shareholders who are individuals (or entities that compute their taxable income in the same manner as an individual).

Disposition of Shares — Redemptions and exchanges of the Fund’s shares are taxable events and, accordingly, shareholders may realize gain or loss on these transactions. In general, any gain or loss realized upon a taxable disposition of Fund shares by a shareholder that holds such shares as a capital asset will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of such Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Fund shares held by a shareholder for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares. Further, all or a portion of any loss realized upon a taxable disposition of Fund shares will generally be disallowed under the Code’s wash-sale rule if other substantially identical shares of the Fund are purchased, including by means of dividend reinvestment, within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares would be adjusted to reflect the disallowed loss. The IRS has published guidance providing that these wash-sale rules will not apply to redemptions of shares in a so-called floating NAV money market fund.

Taxpayers may use a simplified method of accounting for gains and losses realized upon the disposition of shares of a regulated investment company that is a money market fund. Very generally, rather than realizing gain or loss upon each redemption of a share, a shareholder using such method of accounting will recognize gain or loss with respect to the Fund’s shares for a given computation period (the shareholder’s taxable year or shorter period selected by the shareholder) equal to the value of all the Fund shares held by the shareholder on the last day of the computation period, less the value of all Fund shares held by the shareholder on the last day of the preceding computation period, less the shareholder’s net investment in the Fund (generally, purchases minus redemptions) made during the computation period.  Shareholders of the Fund are urged to consult their own tax advisors regarding their investment in the Fund.

Upon the redemption or exchange of shares of the Fund, the Fund or, in the case of shares purchased through a financial intermediary, the financial intermediary may be required to provide shareholders and the IRS with cost basis and certain other related tax information about the Fund shares redeemed or exchanged. See the Fund’s Prospectus for more information.

If the Fund were deemed a “nonpublicly offered regulated investment company,” depending on a shareholder’s percentage ownership in the Fund, such shareholder’s partial redemption of its Fund shares could cause the shareholder to be treated as receiving a “section 301 distribution” treated as a dividend to the extent of such distribution’s allocable share of the Fund’s current and accumulated earnings and profits and preventing the recognition of any losses on its redeemed shares.  There is a risk that other Fund shareholders, whose percentage interests in the Fund increase as a result of such redemption, will be treated as having received a taxable distribution of the Fund.

Backup Withholding — The Fund is also required in certain circumstances to apply backup withholding on taxable dividends, including Capital Gain Dividends, redemption proceeds, and certain other payments that are paid to any non-corporate shareholder (including a Non-U.S. Shareholder) who does not furnish to the Fund certain information and certifications or who is otherwise subject to backup withholding.  Shareholders who are neither citizens nor residents of the United States may qualify for exemption from backup withholding and should consult their tax advisers in this regard.

Backup withholding is not an additional tax.  Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Foreign Income Taxation of a Foreign Investor — Distributions received from the Fund by a foreign investor may also be subject to tax under the laws of the investor’s own jurisdiction.

Other Reporting and Withholding Requirements – Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally requires the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government.  If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays.  The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or Capital Gain Dividends the Fund pays.  If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign Shareholders (e.g., short-term capital gain dividends and interest-related dividends).

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

State and Local Income Taxes: U.S. Government Securities — Dividends paid by the Fund that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not distributions of capital gains realized upon the disposition of such obligations) may be exempt from state and local income taxes.  The Fund generally intends to advise shareholders of the extent, if any, to which its dividends consist of such interest.  Shareholders are urged to consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local income tax purposes.

Tax Shelter Reporting — Under Treasury Regulations, if a shareholder recognizes a loss with respect to the Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886.  Shareholders should consult their tax advisers to determine the applicability of these Regulations in light of their individual circumstances.

PORTFOLIO TRANSACTIONS AND BROKERAGE COMMISSIONS

Specific decisions to purchase or sell securities and other instruments for the Fund are made by persons affiliated with MFS. Any such person may serve other clients of MFS or any subsidiary of MFS in a similar capacity. When making trading decisions, MFS can select strategies or methods or directly select venues in order to seek best execution for client transactions.  These decisions are influenced by a number of factors that are described more specifically below.  Broker/dealers, generally, are used on a full service, execution-only, or direct access basis.

MFS places all Fund orders for the purchase or sale of securities and other instruments with the primary objective of seeking to obtain best execution from responsible executing broker/dealers at competitive rates. Trading practices differ with respect to fixed income and equity securities, and the discussion of trading practices below will differ depending on security type. MFS seeks to deal with broker/dealers that can provide high quality execution services. The specific criteria used in selecting a broker/dealer will vary depending upon the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select among multiple broker/dealers.  MFS defines best execution as a process that seeks to execute portfolio transactions that MFS believes will provide the most favorable qualitative execution, including execution price and commission, spread, or other transaction costs, reasonably available under the circumstances.  This process involves the evaluation of the trading process and execution results over extended periods.  In seeking best execution, MFS takes into account several factors that it considers to be relevant, which include without limitation and in no particular order, the following:  price; the size of the transaction; the nature of the market or the security; the amount of the commission or “spread”; the timing and impact of the transaction, considering market prices and trends; the reputation, experience, and stability of the broker/dealer involved; the willingness of the broker/dealer to commit capital; the need for anonymity in the market; and the quality of services rendered by the broker/dealer in other transactions, which (except for those accounts managed, in whole or in part, in the European Union or the United Kingdom) may include the quality of the research and brokerage services provided by the broker/dealer.

MFS places trades in various manners including through different broker/dealers, agency brokers, principal market-making dealers, smaller brokers and dealers, which may specialize in particular regions or asset classes, futures commission merchants, and OTC derivatives dealers (each, a “broker/dealer” for purposes of the discussion in this section).  MFS also utilizes electronic trading methods, including electronic communications networks (ECNs) (including, without limitation, multilateral trading facilities (MTFs) and alternative trading systems (ATSs)).  These trading platforms often, in the case of equity transactions, execute transactions at a commission rate lower than that charged by a full-service broker/dealer.  MFS may place Fund orders with Luminex Trading & Analytics LLC, an alternative trading system in which MFS owns approximately 4.9%.  While there may appear to be an economic incentive for MFS to route orders to Luminex to enhance its profitability, Luminex’s objective is to run as close to break-even as possible while remaining financially sound and self-sustaining.  Since Luminex does not currently seek to earn a profit on transactions, MFS should not increase Luminex’s profitability by routing more trades to it.

In certain circumstances, such as a “buy-in” for failure to deliver, MFS is not able to select the broker/dealer who will transact to cover the failure.  For example, if a Fund sells a security short and is unable to deliver the securities sold short, the broker/dealer through whom the Fund sold short must deliver securities purchased for cash, (i.e., effect a “buy-in”, unless it knows that the Fund either is in the process of forwarding the securities to the broker/dealer or will do so as soon as possible without undue inconvenience or expense).  Similarly, there can also be a failure to deliver in a long transaction and a resulting buy-in by the broker/dealer through whom the securities were sold.  If the broker/dealer effects a buy-in, MFS will be unable to control the trading techniques, methods, venues, or any other aspect of the trade used by the broker/dealer.

Brokers/dealers generally will either receive (i) a commission, which is generally negotiable and can vary depending on the type of broker/dealer and market, or (ii) for trades executed on a “net” basis in lieu of a commission, a “spread” representing the difference (or a portion of the difference) between the buying price and the selling price.  Most domestic transactions in equity securities are executed on listed markets (e.g., the NYSE) on a commission or commission equivalent basis.  Transactions in foreign equity securities are normally executed on foreign exchanges.  Foreign equity securities are typically subject to a fixed commission rate which is negotiated on a country-by-country basis. Commissions in the U.S. are typically measured in cents per share, while commissions in most non-U.S. jurisdictions are typically measured in basis points. Fixed income transactions are generally traded in the over the counter market and do not include a stated commission.  As described above, the broker/dealer in a fixed income transaction typically retains the spread or a portion of the spread. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. Transaction costs related to trading may include market impact costs and opportunity costs in addition to dealer spreads and commission costs.

Commission rates for equity securities and some derivatives will vary depending upon the trading methods, venues, and broker/dealers selected, as well as the market(s) in which the securities are traded and their relative liquidity.  As noted above, MFS can utilize a variety of broker/dealers and trading venues and strategies in order to seek best execution for client transactions.  MFS periodically and systematically reviews the performance of the broker/dealers that execute Fund transactions, including the commission rates paid to broker/dealers.  The quality of a broker/dealer’s services is measured by analyzing various factors that could affect the execution of trades.  These factors include the ability to execute trades with a minimum of market impact, the speed and efficiency of executions, electronic trading capabilities, adequacy of capital, commitment of capital when necessary or desirable, market color provided to MFS, and accommodation of MFS’ special needs.  MFS may employ outside vendors to provide reports on the quality of broker/dealer executions.  With respect to transactions in derivatives, MFS trades only with broker/dealers with whom it has legally-required or client-requested documentation in place.

For accounts managed in whole or in part in the European Union or the United Kingdom, MFS will pay for external equity and fixed income research out of its own resources. In allocating brokerage for accounts not managed in whole or in part in the European Union or the United Kingdom, MFS can take into consideration the receipt of brokerage and research services, consistent with its obligation to seek best execution for Fund transactions, in determining how and with which broker/dealer to trade. As permitted by Section 28(e) of the Securities

Exchange Act of 1934, as amended (“Section 28(e)”), MFS may cause the Fund to pay a broker/dealer that provides brokerage and research services (as defined by Section 28(e)) to MFS an amount of commission for effecting a securities transaction for the Fund in excess of the amount other broker/dealers would have charged for the transaction if MFS determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker/dealer viewed in terms of either a particular transaction or MFS’ overall responsibilities to the Fund and its other clients. MFS has voluntarily undertaken to reimburse clients from its own resources for Research Commissions, as defined below. “Commissions,” as currently interpreted by the SEC, include fees paid to broker/dealers for trades conducted on an agency basis, and certain mark-ups, mark-downs, commission equivalents, and other fees received by broker/dealers in riskless principal transactions, as well as any separately identifiable charge for brokerage and research services collected together with the transaction charge for execution in connection with the purchase and sale of portfolio securities. “Research Commissions” represents the portion of Commissions that is paid on client transactions in excess of the portion that compensates the broker/dealer for executing, clearing, and/or settling the transaction. Commissions do not include mark-ups, mark-downs, commission equivalents, and other fees received by dealers in principal transactions.  MFS often receives research services from executing dealers in fixed income transactions.  However, MFS believes that executing dealers in fixed income transactions do not charge lower mark-ups, mark-downs, commission equivalents, or other fees if clients forego research services.  Consequently, MFS does not believe it pays a higher mark-up, mark-down, commission equivalent, or other fees to dealers on fixed income transactions than it would if it did not receive any research services from dealers.  However, except to the extent that research received on fixed income transactions for accounts managed in the European Union or the United Kingdom is offered generally either to any investment firm, is made public or otherwise is believed by MFS not to constitute an illegal “inducement” under European Union law, MFS will pay for such research out of its own resources.

The term “brokerage and research services” includes advice as to the value of securities; the advisability of investing in, purchasing, or selling securities; and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of portfolios; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement) or required in connection therewith by applicable rules. Such services can include: access to corporate management; industry conferences; research field trips to visit corporate management and/or to tour manufacturing, production, or distribution facilities; statistical, research, and other factual information or services such as: investment research reports; access to analysts; execution systems and trading analytics; reports or databases containing corporate, fundamental, and technical analyses; portfolio modeling strategies; and economic research services, such as publications, chart services, and advice from economists concerning macroeconomics information, and analytical investment information about particular corporations (collectively, “Research”).

MFS investment professionals utilize Research to help develop their own investment ideas as well as to help understand market consensus, sentiment, or perception, and identify relative inefficiencies more quickly and effectively.  The MFS global investment platform is built on the principle of close collaboration among members of its investment team, where investment research and ideas are shared.  Research is one of many tools MFS uses to either corroborate or challenge investment professionals’ individual investment theses in portfolios.  Specifically, Research can be useful in helping investment professionals understand current market consensus and sentiment.

Through the use of Research acquired with Research Commissions, MFS initially avoids the additional expenses that it would incur if it developed comparable information through its own staff or if it purchased such Research with its own resources. As a result, the Fund pays more for its portfolio transactions in the first instance than if MFS caused the Fund to pay execution only rates; however, because MFS has voluntarily undertaken to reimburse clients from its own resources for Research Commissions, MFS ultimately assumes the additional expenses that it would incur if it purchased such Research with its own resources. To the extent that MFS were to determine to discontinue its voluntary undertaking, it may have an incentive to select or recommend a broker/dealer based on its interest in receiving the Research rather than the Fund’s interest in receiving lower commission rates. The Research received may be useful and of value to MFS or its affiliates in serving both the Fund and other clients of MFS or its affiliates. Accordingly, not all of the Research provided by broker/dealers through which the Fund effects securities transactions may be used by MFS in connection with the Fund.

MFS may also execute purchase and sale transactions between the Fund and other funds or accounts managed by MFS or its affiliates (cross-trades).  Cross-trade transactions entered into by the Fund are executed in accordance with applicable rules under the 1940 Act and related policies approved by the Board.

Brokerage commissions paid by the Fund for certain specified periods and information concerning purchases by the Fund of securities issued by its regular broker/dealers for its most recent fiscal year are set forth in APPENDIX G.

DISCLOSURE OF PORTFOLIO HOLDINGS AND OTHER FUND INFORMATION

The Fund may from time to time make available to the public information about the Fund on mfs.com, Facebook, Twitter, YouTube, LinkedIn, and/or other social media.

The Fund has established a policy governing the disclosure of its portfolio holdings that is reasonably designed to protect the confidentiality of the Fund’s non-public portfolio holdings and prevent inappropriate selective disclosure of such holdings. The Fund’s Board has approved this policy and will be asked to approve any material amendments to this policy. Exceptions to this policy may be authorized by MFS’ general counsel or a senior member of the MFS legal department acting under the supervision of MFS’ general counsel (an “Authorized Person”).

Neither MFS nor the Fund will receive any compensation or other consideration in connection with its disclosure of Fund portfolio holdings.

Public Disclosure of Portfolio Holdings

In addition to the public disclosure of Fund portfolio holdings through required SEC quarterly filings, the Fund may make its portfolio holdings publicly available on mfs.com in such scope and form and with such frequency as MFS reasonably determines and as described in the Fund’s Prospectus.

If approved by an Authorized Person, the Fund may from time to time make available on mfs.com and/or in a press release, information about the holdings of the Fund in a particular investment or investments as of a current date, including the equivalent exposure of such holding or holdings.

Note that the Fund or MFS may suspend the posting of this information or modify the elements of this Web posting policy without notice to shareholders. Once posted, the above information will generally remain available on mfs.com until at least the date on which the information is filed with the SEC for the period that includes the date as of which the mfs.com information is current.

The Fund’s portfolio holdings are considered to be publicly disclosed: (a) upon the disclosure of the portfolio holdings in a publicly available, routine filing with the SEC that is required to include the information; (b) the day after the Fund makes such information available on mfs.com (assuming that it discloses in its Prospectus that such information is available on mfs.com); or (c) at such additional times and on such additional basis as determined by the SEC or its staff.

Disclosure of Non-Public Portfolio Holdings

The Fund may, in certain cases, disclose to third parties its portfolio holdings which have not been made publicly available. Disclosure of non-public portfolio holdings to third parties may only be made if an Authorized Person determines that such disclosure is not impermissible under applicable law or regulation.  In addition, the third party receiving the non-public portfolio holdings may, at the discretion of an Authorized Person, be required to agree in writing to keep the information confidential and/or agree not to trade directly or indirectly based on the information. Such agreements may not be required in circumstances such as where portfolio securities are disclosed to broker/dealers to obtain bids/prices or in interviews with the media. MFS will use reasonable efforts to monitor a recipient’s use of non-public portfolio holdings provided under these agreements by means that may include contractual provisions, periodic due diligence, notices reminding a recipient of their obligations or other commercially reasonable means. The restrictions and obligations described in this paragraph do not apply to non-public portfolio holdings provided to MFS or its affiliates, or to the disclosure of portfolio holdings as may be required by applicable law, rules, or regulations.

With respect to non-public portfolio holdings provided to employees and contractors of MFS or its subsidiaries, employees and contractors of MFS and its subsidiaries are subject to corporate policies which prohibit use of portfolio holdings information for personal benefit or to benefit others.

In addition, to the extent that an Authorized Person determines that there is a potential conflict with respect to the disclosure of information that is not publicly available between the interests of the Fund’s shareholders, on the one hand, and MFS, MFD or an affiliated person of MFS, MFD, or the Fund, on the other hand, the Authorized Person must inform MFS’ conflicts officer of such potential conflict, and MFS’ conflicts officer shall determine whether, in light of the potential conflict, disclosure is reasonable under the circumstances, and shall report such potential conflict of interest determinations to the Fund’s Chief Compliance Officer and the Board of the Fund. MFS also reports to the Board of the Fund regarding the disclosure of information regarding the Fund that is not publicly available.

Subject to compliance with the standards set forth in the previous two paragraphs, non-public portfolio holdings may be disclosed in the following circumstances:

Employees of MFS or MFD (collectively “Fund representatives”) disclose non-public portfolio holdings in connection with the day-to-day operations and management of the Fund. Full portfolio holdings are disclosed to the Fund’s custodian, independent registered accounting firm, financial printers, regulatory authorities, and stock exchanges and other listing organizations. Portfolio holdings are disclosed to the Fund’s pricing service vendors and broker/dealers when requesting bids for, or price quotations on, securities, and to other persons (including independent contractors) who provide systems or software support in connection with Fund operations, including accounting, compliance support, and pricing. Portfolio holdings may also be disclosed to persons assisting the Fund in the voting of proxies or in connection with litigation relating to Fund portfolio holdings. In connection with managing the Fund, MFS may use analytical systems provided by third parties who may have access to Fund portfolio holdings. Non-public portfolio holdings may be disclosed in connection with other activities, such as to participants in in-kind purchases and redemptions of Fund shares, to service providers facilitating the distribution or analysis of portfolio holdings, and in other circumstances not described above.

In addition, subject to such disclosure not being impermissible under applicable law or regulation, Fund representatives may disclose Fund portfolio holdings and related information, which may be based on non-public portfolio holdings, under the following circumstances (among others):

Fund representatives may provide oral or written information (“portfolio commentary”) about the Fund, including how the Fund’s investments are divided among various sectors, industries, countries, value and growth stocks, small, mid, and large-cap stocks, among stocks, bonds, currencies and cash, types of bonds, bond maturities, bond coupons, and bond credit quality ratings. This portfolio commentary may also include information on how these various weightings and factors contributed to Fund performance. Fund representatives may also express their views orally or in writing on one or more of the Fund’s portfolio holdings or may state that the Fund has recently purchased or sold one or more holdings.

Fund representatives may also provide oral or written information (“statistical information”) about various financial characteristics of the Fund or its underlying portfolio securities including alpha, beta, coefficient of determination, duration, maturity, information ratio, Sharpe ratio, earnings growth, payout ratio, price/book value, projected earnings growth, return on equity, standard deviation, tracking error, weighted average credit quality, market capitalization, percent debt to equity, price to cash flow, dividend yield or growth, default rate, portfolio turnover, and risk and style characteristics.

The portfolio commentary and statistical information may be provided to members of the press, shareholders in the Fund, persons considering investing in the Fund, or representatives of such shareholders or potential shareholders, such as fiduciaries of a 401(k) plan or a trust and their advisers, and the content and nature of the information provided to each of these persons may differ.

Ongoing Arrangements To Make Non-Public Portfolio Holdings Available

With authorization from an Authorized Person consistent with “Disclosure of Non-Public Portfolio Holdings” above, Fund representatives may disclose non-public Fund portfolio holdings to the recipients identified on APPENDIX H or permit the recipients identified in APPENDIX H to have access to non-public Fund portfolio holdings, on an ongoing basis.

DETERMINATION OF NET ASSET VALUE

The net asset value per share of shares of the Fund is determined each day during which the NYSE is open for trading. (As of the date of this SAI, the NYSE is open for trading every weekday except in an emergency and for the following holidays (or the days on which they are observed): New Year’s Day; Martin Luther King Day; Presidents’ Day; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; and Christmas Day.) This determination is made once each day as of 1:00 p.m. Eastern time by deducting the amount of the liabilities attributable to the Fund from the value of the assets attributable to the Fund and dividing the difference by the number of Fund shares outstanding for that Fund.  Net asset value may be calculated earlier in emergency situations or as otherwise permitted by the SEC. Debt instruments are generally valued at an evaluated or composite bid as provided by a third-party pricing service.  Short-term instruments with a maturity at issuance of 60 days or less may be valued at amortized cost, which approximates market value.

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

The Trust’s Declaration of Trust, as amended or amended and restated from time to time, permits the Trust’s Board to issue an unlimited number of full and fractional shares of beneficial interest (without par value) of each series, to divide or combine the shares of any series into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in that series, and to divide such shares into classes. The Board has reserved the right to create and issue additional series and classes of shares.

Each shareholder of the Fund or class is entitled to one vote for each dollar of net asset value (number of shares owned times net asset value per share) of such Fund or class, on each matter on which the shareholder is entitled to vote. Each fractional dollar amount is entitled to a proportionate fractional vote. Except when a larger vote is required by applicable law, a majority of the voting power of the shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the shares voted in person or by proxy will elect a Trustee. Shareholders of all series of the Trust generally will vote together on all matters except when a particular matter affects only shareholders of a particular class or series or when applicable law requires shareholders to vote separately by series or class.

Except in limited circumstances, the Board may, without any shareholder vote, amend or otherwise supplement the Trust’s Declaration of Trust.  The Trust, or any series or class thereof, may merge or consolidate or may sell, lease, or exchange all or substantially all of its assets with or without shareholder vote to the extent permitted by law.  The Trust, or any series or class, may reincorporate or reorganize without any shareholder vote. The Trust, any series of the Trust, or any class of any series, may be terminated at any time:  1) by a Majority Shareholder Vote; or 2) by the Board by written notice to the shareholders of the Trust, any series of the Trust, or any class of any series.

In the event of a liquidation of a Fund, shareholders of each class of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to such shareholders.  Shares of a Fund have no preemptive rights and have dividend and conversion rights (if any) as described in the Prospectus for the Fund.

The Board may cause a shareholder’s shares to be redeemed for any reason under terms set by the Board, including, 1) to protect the tax status of a Fund, 2) the failure of a shareholder to provide a tax identification number if required to do so, 3) the failure of a shareholder to pay when due for the purchase of shares issued to the shareholder, 4) in order to eliminate accounts whose values are less than a minimum amount established by the Board, 5) the failure of a shareholder to meet or maintain the qualifications for ownership of a particular class of shares, and 6) to eliminate ownership of shares by a particular shareholder when the Board determine that the particular shareholder’s ownership is not in the best interests of the other shareholders of the applicable Fund (for example, in the case of an alleged market timer).

Under the Trust’s Declaration of Trust, the Fund may convert to a master/feeder structure or a fund-of-funds structure without shareholder approval. In a master/feeder structure, a Fund invests all of its assets in another investment company with similar investment objectives and policies. In a fund-of-funds structure, a Fund invests all or a portion of its assets in multiple investment companies.

The Trust is an entity commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Trust’s Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification and reimbursement of expenses out of Trust property for any shareholder held personally liable for the obligations of the Trust. The Trust also maintains insurance for the protection of the Trust and its shareholders and the Board, officers, employees, and agents of the Trust covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

The Trust’s Declaration of Trust further provides that obligations of the Trust are not binding upon the Board individually but only upon the property of the Trust, and that the Board will not be liable for any action or failure to act, but nothing in the Trust’s Declaration of Trust or other agreement with a Trustee protects a Trustee against any liability to which he or she would otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

The Trust’s Declaration of Trust provides that shareholders may not bring suit on behalf of the Fund without first requesting that the Board bring such suit unless there would be irreparable injury to the Fund or if a majority of the Board (or a majority of the Board on any committee established to consider the merits of such action) have a personal financial interest in the action. Trustees are not considered to have a personal financial interest by virtue of being compensated for their services as Trustees or as trustees of Funds with the same or an affiliated investment adviser or distributor.

The Trust’s Declaration of Trust provides that by becoming a shareholder of the Fund, each shareholder shall be expressly held to have assented to and agreed to be bound by the provisions of the Trust’s Declaration of Trust.

Under the Trust’s By-Laws and Declaration of Trust, any claims asserted against or on behalf of the MFS Funds, including claims against Trustees and Officers, must be brought in state and federal courts located within the Commonwealth of Massachusetts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM(S) AND FINANCIAL STATEMENTS

Deloitte & Touche LLP, 200 Berkeley Street, Boston, MA 02116, serves as the independent registered public accounting firm for the Fund, providing audit and related services, tax return review, and assistance in connection with various SEC filings.

The Fund’s Financial Statements and Financial Highlights for the fiscal year ended August 31, 2020, are incorporated by reference into this SAI from the Fund’s Annual Report to shareholders and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon its authority as an expert in accounting and auditing.

The Fund’s Financial Statements and Financial Highlights and the report of the independent registered public accounting firm are located in the Fund’s Annual Report to shareholders, which is set forth in Item 1 of the Fund’s Form N-CSR available at the hyperlink noted below for the relevant Trust.

MFS Series Trust XIV

APPENDIX A - TRUSTEES AND OFFICERS – IDENTIFICATION AND BACKGROUND

The Trustees and Officers of the Trust, as of December 1, 2020, are listed below, together with their principal occupations during the past five years (their titles may have varied during that period). The address of each Trustee and Officer is 111 Huntington Avenue, Boston, Massachusetts 02199-7618.

TRUSTEES

Name, Age	Position(s) Held with Fund	Trustee Since(1)	Number of MFS Funds Overseen by the Trustee	Principal Occupations During the Past Five Years	Other Directorships During the Past Five Years(2)
INTERESTED TRUSTEES
Robert J. Manning(3) age 57	Trustee	February 2004	133	Massachusetts Financial Services Company, Executive Chairman (since January 2017); Director; Chairman of the Board; Chief Executive Officer (until 2015); Co-Chief Executive Officer (2015-2016)
Robin A. Stelmach(3) (4) age 59	Trustee	January 2014	133	Massachusetts Financial Services Company, Vice Chair (since January 2017); Chief Operating Officer and Executive Vice President (until January 2017)
INDEPENDENT TRUSTEES
John P. Kavanaugh age 66	Trustee and Chair of Trustees	January 2009	133	Private investor
Steven E. Buller age 69	Trustee	February 2014	133	Private investor; Financial Accounting Standards Advisory Council, Chairman (2014-2015)
John A. Caroselli age 66	Trustee	March 2017	133	Private investor; JC Global Advisors, LLC (management consulting), President (since 2015); First Capital Corporation (commercial finance), Executive Vice President (until 2015)
Maureen R. Goldfarb age 65	Trustee	January 2009	133	Private investor

Name, Age	Position(s) Held with Fund	Trustee Since(1)	Number of MFS Funds Overseen by the Trustee	Principal Occupations During the Past Five Years	Other Directorships During the Past Five Years(2)
Peter D. Jones age 64	Trustee	January 2019	133	Private investor; Franklin Templeton Distributors, Inc. (investment management), President (until 2015); Franklin Templeton Institutional, LLC (investment management), Chairman (until 2015)
James W. Kilman, Jr. age 59	Trustee	January 2019	133

Burford Capital Limited (finance and investment management), Chief Financial Officer (since 2019); KielStrand Capital LLC (family office), Chief Executive Officer (since 2016); Morgan Stanley & Co. (financial services), Vice Chairman of Investment Banking, Co-Head of Diversified Financials Coverage - Financial Institutions Investment Banking Group (until 2016)

					alpha-En Corporation, Director (2016 - 2019)
Clarence Otis, Jr. age 64	Trustee	March 2017	133	Private investor	VF Corporation, Director; Verizon Communications, Inc., Director; The Travelers Companies, Director; Federal Reserve Bank of Atlanta, Director (until 2015)
Maryanne L. Roepke age 64	Trustee	May 2014	133	Private investor
Laurie J. Thomsen age 63	Trustee	March 2005	133	Private investor	The Travelers Companies, Director; Dycom Industries, Inc., Director (since 2015)

OFFICERS

Name, Age	Position(s) Held with Fund	Officer Since(1)	Number of MFS Funds for which the Person is an Officer	Principal Occupations During the Past Five Years	Other Directorships During the Past Five Years(2)
Christopher R. Bohane(3) age 46	Assistant Secretary and Assistant Clerk	July 2005	133	Massachusetts Financial Services Company, Senior Vice President and Associate General Counsel
Kino P. Clark(3) age 52	Assistant Treasurer	January 2012	133	Massachusetts Financial Services Company, Vice President

Name, Age	Position(s) Held with Fund	Officer Since(1)	Number of MFS Funds for which the Person is an Officer	Principal Occupations During the Past Five Years	Other Directorships During the Past Five Years(2)
John W. Clark, Jr.(3) age 53	Assistant Treasurer	April 2017	133	Massachusetts Financial Services Company, Vice President (since March 2017); Deutsche Bank (financial services), Department Head – Treasurer’s Office (until February 2017)
Thomas H. Connors(3) age 61	Assistant Secretary and Assistant Clerk	September 2012	133	Massachusetts Financial Services Company, Vice President and Senior Counsel
David L. DiLorenzo(3) age 52	President	July 2005	133	Massachusetts Financial Services Company, Senior Vice President
Heidi W. Hardin(3) age 53	Secretary and Clerk	April 2017	133

Massachusetts Financial Services Company, Executive Vice President and General Counsel (since March 2017); Harris Associates (investment management), General Counsel (from September 2015 to January 2017); Janus Capital Management LLC (investment management), Senior Vice President and General Counsel (until September 2015)

Brian E. Langenfeld(3) age 47	Assistant Secretary and Assistant Clerk	June 2006	133	Massachusetts Financial Services Company, Vice President and Senior Counsel
Amanda S. Mooradian(3) age 41	Assistant Secretary and Assistant Clerk	September 2018	133	Massachusetts Financial Services Company, Assistant Vice President and Senior Counsel
Susan A. Pereira(3) age 50	Assistant Secretary and Assistant Clerk	July 2005	133	Massachusetts Financial Services Company, Vice President and Assistant General Counsel
Kasey L. Phillips(3) age 49	Assistant Treasurer	September 2012	133	Massachusetts Financial Services Company, Vice President
Matthew A. Stowe(3) age 46	Assistant Secretary and Assistant Clerk	October 2014	133	Massachusetts Financial Services Company, Vice President and Assistant General Counsel
Martin J. Wolin(3) age 53	Chief Compliance Officer	July 2015	133	Massachusetts Financial Services Company, Senior Vice President and Chief Compliance Officer (since July 2015)

Name, Age	Position(s) Held with Fund	Officer Since(1)	Number of MFS Funds for which the Person is an Officer	Principal Occupations During the Past Five Years	Other Directorships During the Past Five Years(2)
James O. Yost(3) age 60	Treasurer	September 1990	133	Massachusetts Financial Services Company, Senior Vice President

(1)             Date first appointed to serve as Trustee/Officer of an MFS Fund. Each Trustee has served continuously since appointment unless indicated otherwise.  For the period from December 15, 2004 until February 22, 2005, Mr. Manning served as Advisory Trustee. From January 2012 through December 2016, Messrs. DiLorenzo and Yost served as Treasurer and Deputy Treasurer of the Funds, respectively.

(2)    Directorships or trusteeships of companies required to report to the SEC (i.e., “public companies”).

(3)           “Interested person” of the Trust within the meaning of the Investment Company Act of 1940 (referred to as the 1940 Act), which is the principal federal law governing investment companies like the Fund, as a result of position with MFS. The address of MFS is 111 Huntington Avenue, Boston, Massachusetts 02199-7618.

(4)           As of December 31, 2020, Ms. Stelmach will retire as Trustee.

Each Trustee (other than Messrs. Jones and Kilman) has been elected by shareholders and each Trustee and Officer holds office until his or her successor is chosen and qualified or until his or her earlier death, resignation, retirement or removal. Messrs. Jones and Kilman became Trustees of the Fund on January 1, 2019. The Trust does not hold annual meetings for the purpose of electing Trustees, and Trustees are not elected for fixed terms.  Under the terms of the Board’s retirement policy, an Independent Trustee shall retire at the end of the calendar year in which he or she reaches the earlier of 75 years of age or 15 years of service on the Board (or, in the case of any Independent Trustee who joined the Board prior to 2015, 20 years of service on the Board).

Each of the Interested Trustees and certain Officers hold comparable officer positions with certain affiliates of MFS.

The following provides an overview of the considerations that led the Board to conclude that each individual serving as a Trustee of the Trust should so serve.  The current members of the Board have joined the Board at different points in time since 2004.  Generally, no one factor was decisive in the original selection of an individual to join the Board.  Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with the other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies (including, where relevant, other investment companies) and other complex enterprises and organizations; and (iv) how the individual’s skills, experience and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

In respect of each current Trustee, the individual’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the individual should serve as a Trustee of the Trusts.  Following is a summary of each Trustee’s professional experience and additional considerations that contributed to the Board’s conclusion that an individual should serve on the Board:

Interested Trustees:

Robert J. Manning

Mr. Manning is Executive Chairman of MFS (the MFS Funds’ investment adviser) and is Chairman of its Board. He has substantial executive and investment management experience, having worked for MFS for over 30 years.

Robin A. Stelmach

Ms. Stelmach is Vice Chair of MFS (the MFS Funds’ investment adviser).  Previously she was Executive Vice President and Chief Operating Officer of MFS and oversaw the company’s Global Investment Technology and Global Investment & Client Support departments, as well as the MFS Service Center.

Independent Trustees:

Steven E. Buller, CPA

Mr. Buller has substantial accounting, investment management, and executive experience at firms within the investment management industry.  Mr. Buller was the Chief Financial Officer and Managing Director of BlackRock, Inc. (“BlackRock”), where he oversaw BlackRock’s tax department, internal audit and control functions, and the global corporate and investment company accounting policy. Prior to joining BlackRock, Mr. Buller was an auditor at Ernst & Young LLP for over 30 years, where he served as Global Director of Asset Management and as the audit partner for various investment company complexes.  Mr. Buller was chairman of the Financial Accounting Standards Advisory Council, and was a member of the Standing Advisory Group of the Public Company Accounting Oversight Board.  He has also served on the boards of BlackRock Finco UK, a privately-held company, and Person-to-Person, a community service organization.

John A. Caroselli

Mr. Caroselli has substantial senior executive experience in the financial services industry. Mr. Caroselli is the president of JC Global Advisors, LLC, where he provides consulting services with specialization in strategy development and execution, merger integration, market growth plan design and organizational development. He served as Executive Vice President and Chief Development Officer of First Capital Corporation, Executive Vice President and Chief Strategy Officer of KeySpan Corporation, and Executive Vice President of Corporate Development of AXA Financial. Mr. Caroselli also held senior officer positions with Chase Manhattan Corporation, Chemical Bank, and Manufacturers Hanover Trust.

Maureen R. Goldfarb

Ms. Goldfarb has substantial executive and board experience at firms within the investment management industry.  She was the Chief Executive Officer and Chairman of the Board of Trustees of the John Hancock Funds and an Executive Vice President of

John Hancock Financial Services, Inc.  Prior to joining John Hancock, Ms. Goldfarb was a Senior Vice President with Massachusetts Mutual Life Insurance Company.  She also held various marketing, distribution, and portfolio management positions with other investment management firms.  Ms. Goldfarb is a former member of the Board of Governors of the Investment Company Institute.

Peter D. Jones

Mr. Jones has substantial senior executive, accounting and investment management experience at firms within the investment management industry.  Mr. Jones was the Chairman of Franklin Templeton Institutional, LLC and President of Franklin Templeton Distributors Inc.  Mr. Jones formerly was the President of IDEX Distributors, Inc., which oversaw the formation and launch of IDEX Mutual Funds (now part of Transamerica Funds).  Mr. Jones is a member of the Investment Advisory Council of the Florida State Board of Administration. Mr. Jones was formerly a CPA and served as Tax Manager at PricewaterhouseCoopers in Tampa, Florida and Atlanta, Georgia.  Mr. Jones is a member of the Investment Committee as a former trustee of the Florida State University Foundation.

John P. Kavanaugh

Mr. Kavanaugh has substantial executive, investment management, and board experience at firms within the investment management and mutual fund industry and is a Chartered Financial Analyst. He was the Chief Investment Officer of The Hanover Insurance Group, Inc., and the President and Chairman of Opus Investment Management, Inc., an investment adviser. Mr. Kavanaugh held research and portfolio management positions with Allmerica Financial and PruCapital, Inc. He previously served on the board of the Independent Directors Council, a unit of the Investment Company Institute which serves the mutual fund independent director community.

James W. Kilman, Jr.

Mr. Kilman has substantial senior executive and investment banking management experience at firms within the investment management industry.  Mr. Kilman is currently the Chief Financial Officer of Burford Capital Limited, a global finance and investment management firm focusing on the law, and the Chief Executive Officer of KielStrand Capital LLC, a family office merchant bank that makes and manages investments and oversees philanthropic activities.  Mr. Kilman formerly was the Vice Chairman, Co-Head of Diversified Financials Coverage in the Financial Institutions Banking Group at Morgan Stanley & Co.  Prior to joining Morgan Stanley, Mr. Kilman was Managing Director in the Advisory Group within the Fixed Income Division’s Mortgage Department at Goldman Sachs & Co.  Mr. Kilman also held managerial and investment positions with ABN AMRO Inc. and PaineWebber Inc.

Clarence Otis, Jr.

Mr. Otis has substantial executive, financial, and board experience at publicly-traded and privately-held companies. Mr. Otis was the Chairman and Chief Executive Officer of Darden Restaurants, Inc., the world’s largest full-service restaurant company, and where he previously served in other senior positions at Darden Restaurants, including Chief Financial Officer and Executive Vice President. Mr. Otis is a director of VF Corporation, Verizon Communications, Inc., and The Travelers Companies.  He is a former director of the Federal Reserve Bank of Atlanta.

Maryanne L. Roepke

Ms. Roepke has substantial executive and compliance experience within the investment management industry.  She was a Senior Vice President and the Chief Compliance Officer of American Century Investments, Inc., where she worked for over 30 years. Ms. Roepke served on the board of the American Century SICAV, a mutual fund complex. She currently is a trustee of Rockhurst University. She is a former member of the Investment Company Institute’s Chief Compliance Officer Committee and Risk Management Advisory Committee.

Laurie J. Thomsen

Ms. Thomsen has substantial venture capital financing experience, as well as board experience at publicly-traded and privately-held companies.  Ms. Thomsen was a co-founding General Partner of Prism Venture Partners, a venture capital firm investing in healthcare and technology companies, and served as an Executive Partner of New Profit, Inc., a venture philanthropy firm.  Prior to that, she was a General Partner at Harbourvest Partners, a venture capital firm.  Ms. Thomsen is a director of The Travelers Companies, Inc. and Dycom Industries, Inc.

APPENDIX B - TRUSTEE COMPENSATION AND COMMITTEES

Trustee Compensation Table

	Name and Position
	Interested Trustees		Independent Trustees
Aggregate Compensation Paid by Fund	Robert J. Manning	Robin A. Stelmach	Steven E. Buller	John A. Caroselli	Maureen R. Goldfarb	Michael Hegarty[1]	Peter D. Jones	John P. Kavanaugh	James W. Kilman, Jr.	Clarence Otis, Jr.	Maryanne L. Roepke	Laurie J. Thomsen

MFS Institutional Money Market Portfolio[2]	Not Applicable	Not Applicable	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Retirement Benefits Accrued as Part of Fund Expense[2]	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable
Total Trustee Compensation Paid by Fund and Fund Complex[3]	Not Applicable	Not Applicable	$397,059	$380,809	$390,809	$394,809	$380,809	$445,809	$384,809	$385,809	$395,809	$390,809

1 Mr. Hegarty retired as Trustee of the Fund on December 31, 2019.

2 For the fiscal year ended August 31, 2020.

3 For the calendar year 2019 for 133 funds that paid Trustee compensation.

Committees

As of December 1, 2020, the Board has established the following Committees:

Name of Committee	Number of Meetings in Last Fiscal Year[1]	Functions	Current Members
AUDIT COMMITTEE	8

Oversees the accounting and auditing procedures of the Fund and, among other duties, considers the selection of the independent accountants for the Fund and the scope of the audit, and considers the effect on the independence of those accountants of any non-audit services such accountants provide to the Fund and any audit or non-audit services such accountants provide to other MFS Funds, MFS and/or certain affiliates. The Committee is also responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Fund regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission of concerns regarding questionable fund accounting matters by officers of the Fund and employees of the Fund’s investment adviser, administrator, principal underwriter, or any other provider of accounting-related services to the Fund. Reviews and evaluates the contractual arrangements of the Fund relating to custody and fund accounting services, and makes recommendations to the full Board on these matters.

			Buller*, Kilman, Jr.*, Otis, Jr.*, and Roepke*
COMPLIANCE COMMITTEE	5

Oversees the development and implementation of the Fund’s regulatory and fiduciary compliance policies, procedures, and practices under the 1940 Act, and other applicable laws, as well as oversight of compliance policies of the Fund’s investment adviser and certain other service providers as they relate to Fund activities. The Fund’s Chief Compliance Officer assists the Committee in carrying out its responsibilities.

			Goldfarb*, Jones*, Otis, Jr.*, and Roepke*
CONTRACTS REVIEW COMMITTEE	5

Requests, reviews, and considers the information deemed reasonably necessary to evaluate the terms of the investment advisory and principal underwriting agreements and the Plan of Distribution under Rule 12b-1 that each Fund proposes to renew or continue, and to make its recommendations to the full Board on these matters.

			All Independent Trustees of the Board (Buller, Caroselli, Goldfarb, Jones, Kavanaugh, Kilman, Jr., Otis, Jr., Roepke, and Thomsen)
NOMINATION AND COMPENSATION COMMITTEE	3

Recommends qualified candidates to the Board in the event that a position is vacated or created. The Committee will consider recommendations by shareholders when a vacancy exists. Shareholders wishing to recommend candidates for Trustee for consideration by the Committee may do so by writing to the Fund’s Secretary at the principal executive office of the Fund. Such recommendations must be accompanied by biographical and occupational data on the candidate (including whether the candidate would be an “interested person” of the Fund), a written consent by the candidate to be named as a nominee and to serve as Trustee if elected, record and ownership information for the recommending shareholder with respect to the Fund, and a description of any arrangements or understandings regarding recommendation of the candidate for consideration. The Committee is also responsible for making recommendations to the Board regarding any necessary standards or qualifications for service on the Board. The Committee also reviews and makes recommendations to the Board regarding compensation for the Independent Trustees.

			All Independent Trustees of the Board (Buller, Caroselli, Goldfarb, Jones, Kavanaugh, Kilman, Jr., Otis, Jr., Roepke, and Thomsen)

Name of Committee	Number of Meetings in Last Fiscal Year[1]	Functions	Current Members
PORTFOLIO TRADING AND MARKETING REVIEW COMMITTEE	5

Oversees the policies, procedures, and practices of the Fund with respect to brokerage transactions involving portfolio securities as those policies, procedures, and practices are carried out by MFS and its affiliates. The Committee also oversees the lending of portfolio securities, the Trust’s borrowing and lending policies, and the administration of the Fund’s proxy voting policies and procedures by MFS. The Committee also oversees the policies, procedures, and practices of the Applicable Fund Service Providers with respect to the selection and oversight of the Fund’s counterparties in derivatives, repurchase and reverse repurchase agreements, and similar investment-related transactions. In addition, the Committee receives reports from MFS regarding the policies, procedures, and practices of MFS and its affiliates in connection with their marketing and distribution of shares of the Fund.

			All Independent Trustees of the Board (Buller, Caroselli, Goldfarb, Jones, Kavanaugh, Kilman, Jr., Otis, Jr., Roepke, and Thomsen)
PRICING COMMITTEE	5

Oversees the determination of the value of the portfolio securities and other assets held by the Fund and determines or causes to be determined the fair value of securities and assets for which market quotations are not “readily available” in accordance with the 1940 Act. The Committee delegates primary responsibility for carrying out these functions to MFS and MFS’ internal valuation committee pursuant to pricing policies and procedures approved by the Committee and adopted by the full Board. These policies include methodologies to be followed by MFS in determining the fair values of portfolio securities and other assets held by the Fund for which market quotations are not readily available, and the Committee approves and/or ratifies these fair values. The Committee meets periodically with the members of MFS’ internal valuation committee to review and assess the quality of fair valuation and other pricing determinations made pursuant to the Fund’s pricing policies and procedures, and to review and assess the policies and procedures themselves. The Committee also exercises the responsibilities of the Board under the Policy for Compliance with Rule 2a-7 approved by the Board on behalf of each Fund which holds itself out as a “money market fund” in accordance with Rule 2a-7 under the 1940 Act. The Committee also reviews and evaluates the contractual arrangements of service providers relating to the pricing and valuation of the Fund’s portfolio securities and other assets.

			Buller*, Caroselli*, Kilman, Jr.*, and Thomsen*
SERVICES CONTRACTS COMMITTEE	5

Reviews and evaluates the contractual arrangements of the Fund relating to transfer agency, sub-transfer agency, and administrative services, and makes recommendations to the full Board on these matters.

			Caroselli*, Goldfarb*, Jones*, and Thomsen*

1                   For the fiscal year ended August 31, 2020.

*                 Independent Trustees.  Although Mr. Kavanaugh is not a member of all Committees of the Board, he is invited to and attends many of the Committees’ meetings in his capacity as Chair of the Board.

APPENDIX C - SHARE OWNERSHIP

Ownership By Trustees and Officers

As of December 1, 2020, the Trustees and Officers of the Trust as a group owned of record less than 1% of the Fund’s shares. The Board has adopted a policy requiring that each Independent Trustee shall have invested on an aggregate basis, within two years of membership on the Board, an amount equal to his or her prior calendar year’s base retainer and meeting attendance fees in shares of the MFS Funds.

The following table shows the dollar range of equity securities beneficially owned by each current Trustee in the Fund and, on an aggregate basis, in the MFS Funds, as of December 31, 2019.

The following dollar ranges apply:

N.  None

A.  $1 – $10,000

B.  $10,001 – $50,000

C.  $50,001 – $100,000

D.  Over $100,000

Name and Position	Dollar Range of Equity Securities in MFS Institutional Money Market Portfolio[1]	Aggregate Dollar Range of Equity Securities in All MFS Funds Overseen by Trustee
Interested Trustees
Robert J. Manning	N	D
Robin A. Stelmach	N	D

Independent Trustees
Steven E. Buller	N	D
John A. Caroselli	N	D
Maureen R. Goldfarb	N	D
Peter D. Jones	N	D
John P. Kavanaugh	N	D
James W. Kilman, Jr.	N	D
Clarence Otis, Jr.	N	D
Maryanne L. Roepke	N	D
Laurie J. Thomsen	N	D

1                 Because the Fund is only offered to certain investment companies advised by MFS, the Trustees are not eligible to invest directly in the Fund. Therefore, no Trustee owned shares of the Fund.

25% or Greater Ownership of the Fund

The following table identifies those investors who own 25% or more of the Fund’s voting shares as of December 1, 2020. Shareholders who own 25% or more of the Fund’s shares may have a significant impact on any shareholder vote of the Fund.

FUND NAME	PERCENTAGE FUND OWNERSHIP	NAME and ADDRESS of INVESTOR
MFS INSTITUTIONAL MONEY MARKET PORTFOLIO	None	None

C - 1

5% or Greater Ownership of Share Class

The following table identifies those investors who own of record or are known by a Fund to own beneficially 5% or more of the Fund’s outstanding shares as of December 1, 2020.

FUND NAME	PERCENTAGE FUND OWNERSHIP	NAME and ADDRESS of INVESTOR
MFS INSTITUTIONAL MONEY MARKET PORTFOLIO	30.49	STATE STREET BANK[1]	200 NEWPORT AVENUE EXT	NORTH QUINCY MA 02171-2102
	15.54	MFS INTERNATIONAL INTRINSIC VALUE FUND	200 NEWPORT AVENUE EXT	NORTH QUINCY MA 02171-2102
	8.34	MFS VALUE FUND	200 NEWPORT AVENUE EXT	NORTH QUINCY MA 02171-2102
	5.77	MFS EMERGING MARKETS DEBT FUND	200 NEWPORT AVENUE EXT	NORTH QUINCY MA 02171-2102
	22.64	JP MORGAN CHASE	70 FARGO ST FL 3	BOSTON MA 02210-2126
	10.49	MFS TOTAL RETURN BOND FUND	70 FARGO ST FL 3	BOSTON MA 02210-2126
	6.93	MFS GOVERNMENT SECURITIES FUND	70 FARGO ST FL 3	BOSTON MA 02210-2126

1 State Street Bank is the record owner of shares of the Fund on behalf of certain investment companies advised by MFS.

C - 2

APPENDIX D - PROXY VOTING POLICIES AND PROCEDURES

MASSACHUSETTS FINANCIAL SERVICES COMPANY

PROXY VOTING POLICIES AND PROCEDURES

February 1, 2020

Massachusetts Financial Services Company, MFS Institutional Advisors, Inc., MFS International (UK) Limited, MFS Heritage Trust Company, MFS Investment Management (Canada) Limited, MFS Investment Management Company (Lux) S.à r.l., MFS International Singapore Pte. Ltd., MFS Investment Management K.K., MFS International Australia Pty. Ltd.; and MFS’ other subsidiaries that perform discretionary investment management activities (collectively, “MFS”) have adopted proxy voting policies and procedures, as set forth below (“MFS Proxy Voting Policies and Procedures”), with respect to securities owned by the clients for which MFS serves as investment adviser and has the power to vote proxies, including the pooled investment vehicles sponsored by MFS (the “MFS Funds”).  References to “clients” in these policies and procedures include the MFS Funds and other clients of MFS, such as funds organized offshore, sub-advised funds and separate account clients, to the extent these clients have delegated to MFS the responsibility to vote proxies on their behalf under the MFS Proxy Voting Policies and Procedures.

The MFS Proxy Voting Policies and Procedures include:

A.                                    Voting Guidelines;

B.                                    Administrative Procedures;

C                                       Records Retention; and

D.                                    Reports.

A.            VOTING GUIDELINES

1.                                      General Policy; Potential Conflicts of Interest

MFS’ policy is that proxy voting decisions are made in what MFS believes to be the best long-term economic interests of MFS’ clients, and not in the interests of any other party or in MFS’ corporate interests, including interests such as the distribution of MFS Fund shares and institutional client relationships.

MFS reviews corporate governance issues and proxy voting matters that are presented for shareholder vote by either management or shareholders of public companies.  Based on the overall principle that all votes cast by MFS on behalf of its clients must be in what MFS believes to be the best long-term economic interests of such clients, MFS has adopted proxy voting guidelines, set forth below, that govern how MFS generally will vote on specific matters presented for shareholder vote.

As a general matter, MFS votes consistently on similar proxy proposals across all shareholder meetings. However, some proxy proposals, such as certain excessive executive compensation, environmental, social and governance matters, are analyzed on a case-by-case basis in light of all the relevant facts and circumstances of the proposal.  Therefore, MFS may vote similar proposals differently at different shareholder meetings based on the specific facts and circumstances of the issuer or the terms of the proposal.  In addition, MFS also reserves the right to override the guidelines with respect to a particular proxy proposal when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients.

While MFS generally votes consistently on the same matter when securities of an issuer are held by multiple client portfolios, MFS may vote differently on the matter for different client portfolios under certain circumstances. One reason why MFS may vote differently is if MFS has received explicit voting instructions to vote differently from a client for its own account. Likewise, MFS may vote differently if the portfolio management team responsible for a particular client account believes that a different voting instruction is in the best long-term economic interest of such account.

From time to time, MFS may receive comments on the MFS Proxy Voting Policies and Procedures from its clients.  These comments are carefully considered by MFS when it reviews these MFS Proxy Voting Policies and Procedures and revises them as appropriate, in MFS’ sole judgment.

These policies and procedures are intended to address any potential material conflicts of interest on the part of MFS or its subsidiaries that are likely to arise in connection with the voting of proxies on behalf of MFS’ clients.  If such potential material conflicts of interest do arise, MFS will analyze, document and report on such potential material conflicts of interest (see Sections B.2 and D below), and shall ultimately vote the relevant proxies in what MFS believes to be the best long-term economic interests of its clients.  The MFS Proxy Voting Committee is responsible for monitoring and reporting with respect to such potential material conflicts of interest.

MFS is also a signatory to the Principles for Responsible Investment. In developing these guidelines, MFS considered environmental, social and corporate governance issues in light of MFS’ fiduciary obligation to vote proxies in the best long-term economic interest of its clients.

2.              MFS’ Policy on Specific Issues

Election of Directors

MFS believes that good governance should be based on a board with at least a simple majority of directors who are “independent” of management, and whose key committees (e.g., compensation, nominating, and audit committees) consist entirely of “independent” directors.  While MFS generally supports the board’s nominees in uncontested or non-contentious elections, we will not support a nominee to a board of a U.S. issuer (or issuer listed on a U.S. exchange) if, as a result of such nominee being elected to the board, the board would consist of a simple majority of members who are not “independent” or, alternatively, the compensation, nominating (including instances in which the full board serves as the compensation or nominating committee) or audit committees would include members who are not “independent.” Likewise, we will evaluate nominees for a board of a U.S. issuer with a lead independent director whose overall tenure on the board exceeds twenty (20) years on a case-by-case basis.

MFS will also not support a nominee to a board if we can determine that he or she attended less than 75% of the board and/or relevant committee meetings in the previous year without a valid reason stated in the proxy materials or other company communications.  In addition, MFS may not support some or all nominees standing for re-election to a board if we can determine: (1) the board or its compensation committee has re-priced or exchanged underwater stock options since the last annual meeting of shareholders and without shareholder approval; (2) the board or relevant committee has not taken adequately responsive action to an issue that received majority support or opposition from  shareholders; (3) the board has implemented a poison pill without shareholder approval since the last annual meeting and such poison pill is not on the subsequent shareholder meeting’s agenda, (including those related to net-operating loss carry-forwards); (4) the board or relevant committee has failed to adequately oversee risk by allowing the hedging and/or significant pledging of company shares by executives;  or (5) there are governance concerns with a director or issuer.

MFS also believes that a well-balanced board with diverse perspectives is a foundation for sound corporate governance. MFS will generally vote against the chair of the nominating and governance committee or equivalent position at any U.S., Canadian or European company whose board is comprised of less than 15% female directors.  MFS may consider, among other factors, whether the company is transitioning towards increased board gender diversity in determining MFS’ final voting decision.  While MFS’ guideline currently pertains to U.S., Canadian and European companies, we generally believe greater female representation on boards is needed globally. As a result, we may increase the minimum percentage of gender diverse directors on company boards and/or expand our policy to other markets to reinforce this expectation.

MFS believes that the size of the board can have an effect on the board’s ability to function efficiently. While MFS evaluates board size on a case-by-case basis, we will typically vote against the chair of the nominating and governance committee in instances where the size of the board is greater than sixteen (16) members.

For a director who is not a CEO of a public company, MFS will vote against a nominee who serves on more than four (4) public company boards in total. For a director who is also a CEO of a public company, MFS will vote against a nominee who serves on more than two (2) public-company boards in total. MFS may consider exceptions to this policy if: (i) the company has disclosed the director’s plans to step down from the number of public company boards exceeding four (4) or two (2), as applicable, within a reasonable time; or (ii) the director exceeds the permitted number of public company board seats solely due to either his/her board service on an affiliated company (e.g., a subsidiary), or service on more than one investment company within the same investment company complex (as defined by applicable law). With respect to a director who serves as a CEO of a public company, MFS will support his or her re-election to the board of the company for which he or she serves as CEO.

MFS may not support certain board nominees of U.S. issuers under certain circumstances where MFS deems compensation to be egregious due to pay-for-performance issues and/or poor pay practices. Please see the section below titled “MFS’ Policy on Specific Issues - Advisory Votes on Executive Compensation” for further details.

MFS evaluates a contested or contentious election of directors on a case-by-case basis considering the long-term financial performance of the company relative to its industry, management’s track record, the qualifications of all nominees, and an evaluation of what each side is offering shareholders.

Majority Voting and Director Elections

MFS votes for reasonably crafted proposals calling for directors to be elected with an affirmative majority of votes cast and/or the elimination of the plurality standard for electing directors (including binding resolutions requesting that the board amend the company’s bylaws), provided the proposal includes a carve-out for a plurality voting standard when there are more director nominees than board seats (e.g., contested elections) (“Majority Vote Proposals”).

Classified Boards

MFS generally supports proposals to declassify a board (i.e., a board in which only one-third of board members is elected each year) for all issuers other than for certain closed-end investment companies. MFS generally opposes proposals to classify a board for issuers other than for certain closed-end investment companies.

Proxy Access

MFS believes that the ability of qualifying shareholders to nominate a certain number of directors on the company’s proxy statement (“Proxy Access”) may have corporate governance benefits. However, such potential benefits must be balanced by its potential misuse by shareholders. Therefore, we support Proxy Access proposals at U.S. issuers that establish an ownership criteria of 3% of the company held continuously for a period of 3 years. In our view, such qualifying shareholders should have the ability to nominate at least 2 directors. Companies should be mindful of imposing any undue impediments within its bylaws that may render Proxy Access impractical, including re-submission thresholds for director nominees via Proxy Access.

MFS analyzes all other proposals seeking Proxy Access on a case-by-case basis.  In its analysis, MFS will consider the proposed ownership criteria for qualifying shareholders (such as ownership threshold and holding period) as well as the proponent’s rationale for seeking Proxy Access.

Stock Plans

MFS opposes stock option programs and restricted stock plans that provide unduly generous compensation for officers, directors or employees, or that could result in excessive dilution to other shareholders. As a general guideline, MFS votes against restricted stock, stock option, non-employee director, omnibus stock plans and any other stock plan if all such plans for a particular company involve potential dilution, in the aggregate, of more than 15%.  However, MFS will also vote against stock plans that involve potential dilution, in aggregate, of more than 10% at U.S. issuers that are listed in the Standard and Poor’s 100 index as of December 31 of the previous year. In the cases where a stock plan amendment is seeking qualitative changes and not additional shares, MFS will vote its shares on a case-by-case basis.

MFS also opposes stock option programs that allow the board or the compensation committee to re-price underwater options or to automatically replenish shares without shareholder approval. MFS also votes against stock option programs for officers, employees or non-employee directors that do not require an investment by the optionee, that give “free rides” on the stock price, or that permit grants of stock options with an exercise price below fair market value on the date the options are granted. MFS will consider proposals to exchange existing options for newly issued options, restricted stock or cash on a case-by-case basis, taking into account certain factors, including, but not limited to, whether there is a reasonable value-for-value exchange and whether senior executives are excluded from participating in the exchange.

MFS supports the use of a broad-based employee stock purchase plans to increase company stock ownership by employees, provided that shares purchased under the plan are acquired for no less than 85% of their market value and do not result in excessive dilution.

Shareholder Proposals on Executive Compensation

MFS believes that competitive compensation packages are necessary to attract, motivate and retain executives.  However, MFS also recognizes that certain executive compensation practices can be “excessive” and not in the best, long-term economic interest of a company’s shareholders. We believe that the election of an issuer’s board of directors (as outlined above), votes on stock plans (as outlined above) and advisory votes on pay (as outlined below) are typically the most effective mechanisms to express our view on a company’s compensation practices.

MFS generally opposes shareholder proposals that seek to set rigid restrictions on executive compensation as MFS believes that compensation committees should retain some flexibility to determine the appropriate pay package for executives.  Although we support linking executive stock option grants to a company’s performance, MFS also opposes shareholder proposals that mandate a link of performance-based pay to a specific metric. MFS generally supports reasonably crafted shareholder proposals that (i) require the issuer to adopt a policy to recover the portion of performance-based bonuses and awards paid to senior executives that were not earned based upon a significant negative restatement of earnings unless the company already has adopted a satisfactory policy on the matter, (ii) expressly prohibit the backdating of stock options, and (iii) prohibit the acceleration of vesting of equity awards upon a broad definition of a “change-in-control” (e.g., single or modified single-trigger).

Advisory Votes on Executive Compensation

MFS will analyze advisory votes on executive compensation on a case-by-case basis. MFS will vote against an issuer’s executive compensation practices if MFS determines that such practices are excessive or include incentive metrics or structures that are poorly aligned with the best, long-term economic interest of a company’s shareholders.  MFS will vote in favor of executive compensation practices if MFS has not determined that these practices are excessive or that the practices include incentive metrics or structures that are poorly aligned with the best, long-term economic interest of a company’s shareholders. Examples of excessive executive compensation practices or poorly aligned incentives may include, but are not limited to, a pay-for-performance disconnect, a set of incentive metrics or a compensation plan structure that MFS believes may lead to a future pay-for-performance disconnect, employment contract terms such as guaranteed bonus provisions, unwarranted pension payouts, backdated stock options, overly generous hiring bonuses for chief executive officers, significant perquisites, or the potential reimbursement of excise taxes to an executive in regards to a severance package. In cases where MFS (i) votes against consecutive advisory pay votes, or (ii) determines that a particularly egregious excessive executive compensation practice has occurred, then MFS may also vote against certain or all board nominees.  MFS may also vote against certain or all board nominees if an advisory pay vote for a U.S. issuer is not on the agenda, or the company has not implemented the advisory vote frequency supported by a plurality/majority of shareholders.

MFS generally supports proposals to include an advisory shareholder vote on an issuer’s executive compensation practices on an annual basis.

“Golden Parachutes”

From time to time, MFS may evaluate a separate, advisory vote on severance packages or “golden parachutes” to certain executives at the same time as a vote on a proposed merger or acquisition. MFS will support an advisory vote on a severance package on a case-by-case basis, and MFS may vote against the severance package regardless of whether MFS supports the proposed merger or acquisition.

Shareholders of companies may also submit proxy proposals that would require shareholder approval of severance packages for executive officers that exceed certain predetermined thresholds.  MFS votes in favor of such shareholder proposals when they would require shareholder approval of any severance package for an executive officer that exceeds a certain multiple of such officer’s annual compensation that is not determined in MFS’ judgment to be excessive.

Anti-Takeover Measures

In general, MFS votes against any measure that inhibits capital appreciation in a stock, including proposals that protect management from action by shareholders.  These types of proposals take many forms, ranging from “poison pills” and “shark repellents” to super-majority requirements.

While MFS may consider the adoption of a prospective “poison pill” or the continuation of an existing “poison pill” on a case-by-case basis, MFS generally votes against such anti-takeover devices.  MFS generally votes for proposals to rescind existing “poison pills” and proposals that would require shareholder approval to adopt prospective “poison pills.”  MFS will also consider, on a case-by-case basis, proposals designed to prevent tenders which are disadvantageous to shareholders such as tenders at below market prices and tenders for substantially less than all shares of an issuer.

MFS will consider any poison pills designed to protect a company’s net-operating loss carryforwards on a case-by-case basis, weighing the accounting and tax benefits of such a pill against the risk of deterring future acquisition candidates.

Proxy Contests

From time to time, a shareholder may express alternative points of view in terms of a company’s strategy, capital allocation, or other issues. Such shareholder may also propose a slate of director nominees different than the slate of director nominees proposed by the company (a “Proxy Contest”). MFS will analyze Proxy Contests on a case-by-case basis, taking into consideration the track record and current recommended initiatives of both company management and the dissident shareholder(s). Like all of our proxy votes, MFS will support the slate of director nominees that we believe is in the best, long-term economic interest of our clients.

Reincorporation and Reorganization Proposals

When presented with a proposal to reincorporate a company under the laws of a different state, or to effect some other type of corporate reorganization, MFS considers the underlying purpose and ultimate effect of such a proposal in determining whether or not to support such a measure.  MFS generally votes with management in regards to these types of proposals, however, if MFS believes the proposal is not in the best long-term economic interests of its clients, then MFS may vote against management (e.g., the intent or effect would be to create additional inappropriate impediments to possible acquisitions or takeovers).

Issuance of Stock

There are many legitimate reasons for the issuance of stock.  Nevertheless, as noted above under “Stock Plans,” when a stock option plan (either individually or when aggregated with other plans of the same company) would substantially dilute the existing equity (e.g., by approximately 10-15% as described above), MFS generally votes against the plan.  In addition, MFS typically votes against proposals where management is asking for authorization to issue common or preferred stock with no reason stated (a “blank check”) because the unexplained authorization could work as a potential anti-takeover device. MFS may also vote against the authorization or issuance of common or preferred stock if MFS determines that the requested authorization is excessive or not warranted.

Repurchase Programs

MFS supports proposals to institute share repurchase plans in which all shareholders have the opportunity to participate on an equal basis.  Such plans may include a company acquiring its own shares on the open market, or a company making a tender offer to its own shareholders.

Cumulative Voting

MFS opposes proposals that seek to introduce cumulative voting and for proposals that seek to eliminate cumulative voting.  In either case, MFS will consider whether cumulative voting is likely to enhance the interests of MFS’ clients as minority shareholders.

Written Consent and Special Meetings

The right to call a special meeting or act by written consent can be a powerful tool for shareholders. As such, MFS supports proposals requesting the right for shareholders who hold at least 10% of the issuer’s outstanding stock to call a special meeting. MFS also supports proposals requesting the right for shareholders to act by written consent.

Independent Auditors

MFS believes that the appointment of auditors for U.S. issuers is best left to the board of directors of the company and therefore supports the ratification of the board’s selection of an auditor for the company.  Some shareholder groups have submitted proposals to limit the non-audit activities of a company’s audit firm or prohibit any non-audit services by a company’s auditors to that company.  MFS opposes proposals recommending the prohibition or limitation of the performance of non-audit services by an auditor, and proposals recommending the removal of a company’s auditor due to the performance of non-audit work for the company by its auditor.  MFS believes that the board, or its audit committee, should have the discretion to hire the company’s auditor for specific pieces of non-audit work in the limited situations permitted under current law.

Other Business

MFS generally votes against “other business” proposals as the content of any such matter is not known at the time of our vote.

Adjourn Shareholder Meeting

MFS generally supports proposals to adjourn a shareholder meeting if we support the other ballot items on the meeting’s agenda. MFS generally votes against proposals to adjourn a meeting if we do not support the other ballot items on the meeting’s agenda.

Environmental, Social and Governance (“ESG”) Issues

MFS believes that a company’s ESG practices may have an impact on the company’s long-term economic financial performance and will generally support proposals relating to ESG issues that MFS believes are in the best long-term economic interest of the company’s shareholders.  For those ESG proposals for which a specific policy has not been adopted, MFS considers such ESG proposals on a case-by-case basis.  As a result, it may vote similar proposals differently at various shareholder meetings based on the specific facts and circumstances of such proposal.

MFS generally supports proposals that seek to remove governance structures that insulate management from shareholders (i.e., anti-takeover measures) or that seek to enhance shareholder rights. Many of these governance-related issues, including compensation issues, are outlined within the context of the above guidelines. In addition, MFS typically supports proposals that require an issuer to reimburse successful dissident shareholders (who are not seeking control of the company) for reasonable expenses that such dissident incurred in soliciting an alternative slate of director candidates. MFS also generally supports reasonably crafted shareholder proposals requesting increased disclosure around the company’s use of collateral in derivatives trading.  MFS typically supports proposals for an independent board chairperson. However, we may not support such proposals if we determine there to be an appropriate and effective counter-balancing leadership structure in place (e.g., a strong, independent lead director with an appropriate level of powers and duties). For any governance-related proposal for which an explicit guideline is not provided above, MFS will consider such proposals on a case-by-case basis and will support such proposals if MFS believes that it is in the best long-term economic interest of the company’s shareholders.

MFS generally supports proposals that request disclosure on the impact of environmental issues on the company’s operations, sales, and capital investments.  However, MFS may not support such proposals based on the facts and circumstances surrounding a specific proposal, including, but not limited to, whether (i) the proposal is unduly costly, restrictive, or burdensome, (ii) the company already provides publicly-available information that is sufficient to enable shareholders to evaluate the potential opportunities and risks that environmental matters pose to the company’s operations, sales and capital investments, or (iii) the proposal seeks a level of disclosure that exceeds that provided by the company’s industry peers. MFS will analyze all other environmental proposals on a case-by-case basis and will support such proposals if MFS believes such proposal is in the best long-term economic interest of the company’s shareholders.

MFS will analyze social proposals on a case-by-case basis. MFS will support such proposals if MFS believes that such proposal is in the best long-term economic interest of the company’s shareholders.  Generally, MFS will support shareholder proposals that (i) seek to amend a company’s equal employment opportunity policy to prohibit discrimination based on sexual orientation and gender identity; and (ii) request additional disclosure regarding a company’s political contributions (including trade organizations and lobbying activity) (unless the company already provides publicly-available information that is sufficient to enable shareholders to evaluate the potential opportunities and risks that such contributions pose to the company’s operations, sales and capital investments).

The laws of various states or countries may regulate how the interests of certain clients subject to those laws (e.g., state pension plans) are voted with respect to social issues.  Thus, it may be necessary to cast ballots differently for certain clients than MFS might normally do for other clients.

Foreign Issuers

MFS generally supports the election of a director nominee standing for re-election in uncontested or non-contentious elections unless it can be determined that (1) he or she failed to attend at least 75% of the board and/or relevant committee meetings in the previous year without a valid reason given in the proxy materials; (2) since the last annual meeting of shareholders and without shareholder approval, the board or its compensation committee has re-priced underwater stock options; or (3) since the last annual meeting, the board has either implemented a poison pill without shareholder approval or has not taken responsive action to a majority shareholder approved resolution recommending that the “poison pill” be rescinded. In such circumstances, we will vote against director nominee(s).

Also, certain markets outside of the U.S. have adopted best practice guidelines relating to corporate governance matters (e.g., the United Kingdom’s and Japan Corporate Governance Codes). Many of these guidelines operate on a “comply or explain” basis. As such, MFS will evaluate any explanations by companies relating to their compliance with a particular corporate governance guideline on a case-by-case basis and may vote against the board nominees or other relevant ballot item if such explanation is not satisfactory. While we incorporate market best practice guidelines and local corporate governance codes into our decision making for certain foreign issuers, we may apply additional standards than those promulgated in a local market if we believe such approach will advance market best practices. Specifically, in the Japanese market we will generally vote against certain director nominees where the board is not comprised of at least one-third independent directors as determined by MFS in its sole discretion. In some circumstances, MFS may submit a vote to abstain from certain director nominees or the relevant ballot items if we have concerns with the nominee or ballot item, but do not believe these concerns rise to the level where a vote against is warranted.

MFS generally supports the election of auditors, but may determine to vote against the election of a statutory auditor in certain markets if MFS reasonably believes that the statutory auditor is not truly independent.

Some international markets have also adopted mandatory requirements for all companies to hold shareholder votes on executive compensation.  MFS will vote against such proposals if MFS determines that a company’s executive compensation practices are excessive, considering such factors as the specific market’s best practices that seek to maintain appropriate pay-for-performance alignment and to create long-term shareholder value. We may alternatively submit an abstention vote on such proposals in circumstances where our executive compensation concerns are not as severe.

Many other items on foreign proxies involve repetitive, non-controversial matters that are mandated by local law.   Accordingly, the items that are generally deemed routine and which do not require the exercise of judgment under these guidelines (and therefore voted with management) for foreign issuers include, but are not limited to, the following: (i) receiving financial statements or other reports from the board; (ii) approval of declarations of dividends; (iii) appointment of shareholders to sign board meeting minutes; (iv) discharge of management and supervisory boards; and (v) approval of share repurchase programs (absent any anti-takeover or other concerns). MFS will evaluate all other items on proxies for foreign companies in the context of the guidelines described above, but will generally vote against an item if there is not sufficient information disclosed in order to make an informed voting decision. For any ballot item where MFS wishes to express a more moderate level of concern than a vote of against, we will cast a vote to abstain.

In accordance with local law or business practices, some foreign companies or custodians prevent the sale of shares that have been voted for a certain period beginning prior to the shareholder meeting and ending on the day following the meeting (“share blocking”).  Depending on the country in which a company is domiciled, the blocking period may begin a stated number of days prior or subsequent to the meeting (e.g., one, three or five days) or on a date established by the company.  While practices vary, in many countries the block period can be continued for a longer period if the shareholder meeting is adjourned and postponed to a later date.  Similarly, practices vary widely as to the ability of a shareholder to have the “block” restriction lifted early (e.g., in some countries shares generally can be “unblocked” up to two days prior to the meeting whereas in other countries the removal of the block appears to be discretionary with the issuer’s transfer agent).  Due to these restrictions, MFS must balance the benefits to its clients of voting proxies against the potentially serious portfolio management consequences of a reduced flexibility to sell the underlying shares at the most advantageous time.  For companies in countries with share blocking periods or in markets where some custodians may block shares, the disadvantage of being unable to sell the stock regardless of changing conditions generally outweighs the advantages of voting at the shareholder meeting for routine items.  Accordingly, MFS will not vote those proxies in the absence of an unusual, significant vote that outweighs the disadvantage of being unable to sell the stock.

From time to time, governments may impose economic sanctions which may prohibit us from transacting business with certain companies or individuals. These sanctions may also prohibit the voting of proxies at certain companies or on certain individuals. In such instances, MFS will not vote at certain companies or on certain individuals if it determines that doing so is in violation of the sanctions.

In limited circumstances, other market specific impediments to voting shares may limit our ability to cast votes, including, but not limited to, late delivery of proxy materials, untimely vote cut-off dates, power of attorney and share re-registration requirements, or any other unusual voting requirements. In these limited instances, MFS votes securities on a best efforts basis in the context of the guidelines described above.

Mergers, Acquisitions & Other Special Transactions

MFS considers proposals with respect to mergers, acquisitions, sale of company assets, share and debt issuances and other transactions that have the potential to affect ownership interests on a case-by-case basis.

B.                                    ADMINISTRATIVE PROCEDURES

1.              MFS Proxy Voting Committee

The administration of these MFS Proxy Voting Policies and Procedures is overseen by the MFS Proxy Voting Committee, which includes senior personnel from the MFS Legal and Global Investment and Client Support Departments as well as members of the investment team.  The Proxy Voting Committee does not include individuals whose primary duties relate to client relationship management, marketing, or sales.  The MFS Proxy Voting Committee:

a.              Reviews these MFS Proxy Voting Policies and Procedures at least annually and recommends any amendments considered to be necessary or advisable;

b.              Determines whether any potential material conflict of interest exists with respect to instances in which MFS (i) seeks to override these MFS Proxy Voting Policies and Procedures; (ii) votes on ballot items not governed by these MFS Proxy Voting Policies and Procedures; (iii) evaluates an excessive executive compensation issue in relation to the election of directors; or (iv) requests a vote recommendation from an MFS portfolio manager or investment analyst (e.g., mergers and acquisitions);

c.               Considers special proxy issues as they may arise from time to time; and

d.              Determines engagement priorities and strategies with respect to MFS’ proxy voting activities

2.              Potential Conflicts of Interest

The MFS Proxy Voting Committee is responsible for monitoring potential material conflicts of interest on the part of MFS or its subsidiaries that could arise in connection with the voting of proxies on behalf of MFS’ clients. Due to the client focus of our investment management business, we believe that the potential for actual material conflict of interest issues is small. Nonetheless, we have developed precautions to assure that all proxy votes are cast in the best long-term economic interest of shareholders.1 Other MFS internal policies require all MFS employees to avoid actual and potential conflicts of interests between personal activities and MFS’ client activities. If an employee (including investment professionals) identifies an actual or potential conflict of interest with respect to any voting decision (including the ownership of securities in their individual portfolio), then that employee must recuse himself/herself from participating in the voting process. Any significant attempt by an employee of MFS or its subsidiaries to unduly influence MFS’ voting on a particular proxy matter should also be reported to the MFS Proxy Voting Committee.

In cases where proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures, no material conflict of interest will be deemed to exist.  In cases where (i) MFS is considering overriding these MFS Proxy Voting Policies and Procedures, (ii) matters presented for vote are not governed by these MFS Proxy Voting Policies and Procedures,  (iii) MFS evaluates a potentially excessive executive compensation issue in relation to the election of directors or advisory pay or severance package vote, or (iv) a vote recommendation is requested from an MFS portfolio manager or investment analyst (e.g., mergers and acquisitions); (collectively, “Non-Standard Votes”); the MFS Proxy Voting Committee will follow these procedures:

a.              Compare the name of the issuer of such proxy against a list of significant current (i) distributors of MFS Fund shares, and (ii) MFS institutional clients (the “MFS Significant Distributor and Client List”);

b.              If the name of the issuer does not appear on the MFS Significant Distributor and Client List, then no material conflict of interest will be deemed to exist, and the proxy will be voted as otherwise determined by the MFS Proxy Voting Committee;

c.               If the name of the issuer appears on the MFS Significant Distributor and Client List, then the MFS Proxy Voting Committee will be apprised of that fact and each member of the MFS Proxy Voting Committee will carefully evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what MFS believes to be the best long-term economic interests of MFS’ clients, and not in MFS’ corporate interests; and

d.              For all potential material conflicts of interest identified under clause (c) above, the MFS Proxy Voting Committee will document: the name of the issuer, the issuer’s relationship to MFS, the analysis of the matters submitted for proxy vote, the votes as to be cast and the reasons why the MFS Proxy Voting Committee determined that the votes were cast in the best long-term economic interests of MFS’ clients, and not in MFS’ corporate interests.  A copy of the foregoing documentation will be provided to MFS’ Conflicts Officer.

The members of the MFS Proxy Voting Committee are responsible for creating and maintaining the MFS Significant Distributor and Client List, in consultation with MFS’ distribution and institutional business units.  The MFS Significant Distributor and Client List will be reviewed and updated periodically, as appropriate.

For instances where MFS is evaluating a director nominee who also serves as a director/trustee of the MFS Funds, then the MFS Proxy Voting Committee will adhere to the procedures described in section (d) above regardless of whether the portfolio company appears on our Significant Distributor and Client List.

If an MFS client has the right to vote on a matter submitted to shareholders by Sun Life Financial, Inc. or any of its affiliates (collectively “Sun Life”), MFS will cast a vote on behalf of such MFS client as such client instructs or in the event that a client instruction is unavailable pursuant to the recommendations of Institutional Shareholder Services, Inc.’s (“ISS”) benchmark policy, or as required by law.  Likewise, if an MFS client has the right to vote on a matter submitted to shareholders by a public company for which an MFS Fund director/trustee serves as an executive officer, MFS will cast a vote on behalf of such MFS client as such client instructs or in the event that client instruction is unavailable pursuant to the recommendations of ISS or as required by law.

1  For clarification purposes, note that MFS votes in what we believe to be the best, long-term economic interest of our clients entitled to vote at the shareholder meeting, regardless of whether other MFS clients hold “short” positions in the same issuer.

Except as described in the MFS Fund’s Prospectus, from time to time, certain MFS Funds (the “top tier fund”) may own shares of other MFS Funds (the “underlying fund”). If an underlying fund submits a matter to a shareholder vote, the top tier fund will generally vote its shares in the same proportion as the other shareholders of the underlying fund.  If there are no other shareholders in the underlying fund, the top tier fund will vote in what MFS believes to be in the top tier fund’s best long-term economic interest. If an MFS client has the right to vote on a matter submitted to shareholders by a pooled investment vehicle advised by MFS (excluding those vehicles for which MFS’ role is primarily portfolio management and is overseen by another investment adviser), MFS will cast a vote on behalf of such MFS client in the same proportion as the other shareholders of the pooled investment vehicle.

3.              Gathering Proxies

Most proxies received by MFS and its clients originate at Broadridge Financial Solutions, Inc. (“Broadridge”).  Broadridge and other service providers, on behalf of custodians, send proxy related material to the record holders of the shares beneficially owned by MFS’ clients, usually to the client’s proxy voting administrator or, less commonly, to the client itself.  This material will include proxy ballots reflecting the shareholdings of Funds and of clients on the record dates for such shareholder meetings, as well as proxy materials with the issuer’s explanation of the items to be voted upon.

MFS, on behalf of itself and certain of its clients (including the MFS Funds) has entered into an agreement with an independent proxy administration firm pursuant to which the proxy administration firm performs various proxy vote related administrative services such as vote processing and recordkeeping functions.  Except as noted below, the proxy administration firm for MFS and its clients, including the MFS Funds, is ISS.  The proxy administration firm for MFS Development Funds, LLC is Glass, Lewis & Co., Inc. (“Glass Lewis”; Glass Lewis and ISS are each hereinafter referred to as the “Proxy Administrator”).

The Proxy Administrator receives proxy statements and proxy ballots directly or indirectly from various custodians, logs these materials into its database and matches upcoming meetings with MFS Fund and client portfolio holdings, which are input into the Proxy Administrator’s system by an MFS holdings data-feed.  Through the use of the Proxy Administrator system, ballots and proxy material summaries for all upcoming shareholders’ meetings are available on-line to certain MFS employees and members of the MFS Proxy Voting Committee.

It is the responsibility of the Proxy Administrator and MFS to monitor the receipt of ballots.  When proxy ballots and materials for clients are received by the Proxy Administrator, they are input into the Proxy Administrator’s on-line system.  The Proxy Administrator then reconciles a list of all MFS accounts that hold shares of a company’s stock and the number of shares held on the record date by these accounts with the Proxy Administrator’s list of any upcoming shareholder’s meeting of that company.  If a proxy ballot has not been received, the Proxy Administrator contacts the custodian requesting the reason as to why a ballot has not been received.

4.                                      Analyzing Proxies

Proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures.  The Proxy Administrator, at the prior direction of MFS, automatically votes all proxy matters that do not require the particular exercise of discretion or judgment with respect to these MFS Proxy Voting Policies and Procedures as determined by MFS.  With respect to proxy matters that require the particular exercise of discretion or judgment, the MFS Proxy Voting Committee or its representatives considers and votes on those proxy matters. MFS also receives research and recommendations from the Proxy Administrator which it may take into account in deciding how to vote. MFS uses its own internal research,  the research of Proxy Administrators and/or other third party research tools and vendors to identify (i) circumstances in which a board may have approved an executive compensation plan that is excessive or poorly aligned with the portfolio company’s business or its shareholders, (ii) environmental and social proposals that warrant further consideration or (iii) circumstances in which a non-U.S. company is not in compliance with local governance or compensation best practices. In those situations where the only MFS Fund that is eligible to vote at a shareholder meeting has Glass Lewis as its Proxy Administrator, then we will utilize research from Glass Lewis to identify such issues. MFS analyzes such issues independently and does not necessarily vote with the ISS or Glass Lewis recommendations on these issues. Representatives of the MFS Proxy Voting Committee review, as appropriate, votes cast to ensure conformity with these MFS Proxy Voting Policies and Procedures.

For certain types of votes (e.g., mergers and acquisitions, proxy contests and capitalization matters), a member of the proxy voting team will seek a recommendation from the MFS investment analyst and/or portfolio managers.2 For certain other votes that require a case-by-case analysis per the MFS Proxy Policies (e.g., potentially excessive executive compensation issues, or certain shareholder proposals), a member of the proxy voting team will likewise consult with from MFS investment analysts and/or portfolio managers.2  However, the MFS Proxy Voting Committee will ultimately determine the manner in which all proxies are voted.

As noted above, MFS reserves the right to override the guidelines when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients.  Any such override of the guidelines shall be analyzed, documented and reported in accordance with the procedures set forth in these policies.

5.                                      Voting Proxies

In accordance with its contract with MFS, the Proxy Administrator also generates a variety of reports for the MFS Proxy Voting Committee, and makes available on-line various other types of information so that the MFS Proxy Voting Committee or proxy voting team may review and monitor the votes cast by the Proxy Administrator on behalf of MFS’ clients.

For those markets that utilize a “record date” to determine which shareholders are eligible to vote, MFS generally will vote all eligible shares pursuant to these guidelines regardless of whether all (or a portion of) the shares held by our clients have been sold prior to the meeting date.

6.                                      Securities Lending

From time to time, the MFS Funds or other pooled investment vehicles sponsored by MFS may participate in a securities lending program.  In the event MFS or its agent receives timely notice of a shareholder meeting for a U.S. security, MFS and its agent will attempt to recall any securities on loan before the meeting’s record date so that MFS will be entitled to vote these shares.  However, there may be instances in which MFS is unable to timely recall securities on loan for a U.S. security, in which cases MFS will not be able to vote these shares. MFS will report to the appropriate board of the MFS Funds those instances in which MFS is not able to timely recall the loaned securities. MFS generally does not recall non-U.S. securities on loan because there may be insufficient advance notice of proxy materials, record dates, or vote cut-off dates to allow MFS to timely recall the shares in certain markets on an automated basis. As a result, non-U.S. securities that are on loan will not generally be voted.  If MFS receives timely notice of what MFS determines to be an unusual, significant vote for a non-U.S. security whereas MFS shares are on loan, and determines that voting is in the best long-term economic interest of shareholders, then MFS will attempt to timely recall the loaned shares.

7.                                      Engagement

The MFS Proxy Voting Policies and Procedures are available on www.mfs.com and may be accessed by both MFS’ clients and the companies in which MFS’ clients invest.  From time to time, MFS may determine that it is appropriate and beneficial for members of the MFS Proxy Voting Committee or proxy voting team to engage in a dialogue or written communication with a company or other shareholders regarding certain matters on the company’s proxy statement that are of concern to shareholders, including environmental, social and governance matters.  A company or shareholder may also seek to engage with members of the MFS Proxy Voting Committee or proxy voting team in advance of the company’s formal proxy solicitation to review issues more generally or gauge support for certain contemplated proposals. The MFS Proxy Voting Committee, in consultation with members of the investment team, establish proxy voting engagement goals and priorities for the year.  For further information on requesting engagement with MFS on proxy voting issues or information about MFS’ engagement priorities, please visit www.mfs.com and refer to our most recent proxy season preview and engagement priorities report .

C.            RECORDS RETENTION

MFS will retain copies of these MFS Proxy Voting Policies and Procedures in effect from time to time and will retain all proxy voting reports submitted to the Board of Trustees of the MFS Funds for the period required by applicable law.

2  From time to time, due to travel schedules and other commitments, an appropriate portfolio manager or research analyst may not be available to provide a vote recommendation.  If such a recommendation cannot be obtained within a reasonable time prior to the cut-off date of the shareholder meeting, the MFS Proxy Voting Committee may determine to abstain from voting.

Proxy solicitation materials, including electronic versions of the proxy ballots completed by representatives of the MFS Proxy Voting Committee, together with their respective notes and comments, are maintained in an electronic format by the Proxy Administrator and are accessible on-line by the MFS Proxy Voting Committee.  All proxy voting materials and supporting documentation, including records generated by the Proxy Administrator’s system as to proxies processed, including the dates when proxy ballots were received and submitted, and the votes on each company’s proxy issues, are retained as required by applicable law.

D.            REPORTS

U.S. Registered MFS Funds

MFS publicly discloses the proxy voting records of the U.S. registered MFS Funds on a quarterly basis. MFS will also report the results of its voting to the Board of Trustees of the U.S. registered MFS Funds.  These reports will include: (i) a summary of how votes were cast (including advisory votes on pay and “golden parachutes”); (ii) a summary of votes against management’s recommendation; (iii) a review of situations where MFS did not vote in accordance with the guidelines and the rationale therefore; (iv) a review of the procedures used by MFS to identify material conflicts of interest and any matters identified as a material conflict of interest; (v) a review of these policies and the guidelines; (vi) a review of our proxy engagement activity; (vii) a report and impact assessment of instances in which the recall of loaned securities of a U.S. issuer was unsuccessful; and (viii) as necessary or appropriate, any proposed modifications thereto to reflect new developments in corporate governance and other issues.  Based on these reviews, the Trustees of the U.S. registered MFS Funds will consider possible modifications to these policies to the extent necessary or advisable.

Other MFS Clients

MFS may publicly disclose the proxy voting records of certain other clients (including certain MFS Funds) or the votes it casts with respect to certain matters as required by law. A report can also be printed by MFS for each client who has requested that MFS furnish a record of votes cast. The report specifies the proxy issues which have been voted for the client during the year and the position taken with respect to each issue and, upon request, may identify situations where MFS did not vote in accordance with the MFS Proxy Voting Policies and Procedures.

Firm-wide Voting Records

Beginning for the quarter ended March 31, 2020, MFS will publicly disclose its firm-wide proxy voting records.

Except as described above, MFS generally will not divulge actual voting practices to any party other than the client or its representatives because we consider that information to be confidential and proprietary to the client. However, as noted above, MFS may determine that it is appropriate and beneficial to engage in a dialogue with a company regarding certain matters. During such dialogue with the company, MFS may disclose the vote it intends to cast in order to potentially effect positive change at a company in regards to environmental, social or governance issues.

APPENDIX E - INVESTMENT STRATEGIES AND RISKS

In addition to the principal investment strategies and the principal risks described in the Part A, the Fund may employ other investment practices and may be subject to other risks, which are described below.

Borrowing. The Fund may borrow money from banks in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings) or in connection with engaging in transactions considered by the SEC to constitute a form of borrowing under the Investment Company Act of 1940 (e.g., reverse repurchase agreements) to the extent permitted by the Fund’s investment objectives and policies. If the Fund borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off. If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage and may cause a Fund to liquidate investments when it would not otherwise do so.  Money borrowed will be subject to interest charges and may be subject to other fees or requirements which would increase the cost of borrowing above the stated interest rate.

Business Continuity.  MFS has developed a Business Continuity Program (the “Program”) that is designed to minimize the disruption of normal business operations in the event of an adverse incident impacting MFS, its affiliates, or the Fund.  While MFS believes that the Program is comprehensive and should enable it to reestablish normal business operations in a timely manner in the event of an adverse incident, there are inherent limitations in such programs (including the possibility that contingencies have not been anticipated and procedures do not work as intended) and under some circumstances, MFS, its affiliates, and any vendors used by MFS, its affiliates, or the Fund could be prevented or hindered from providing services to the Fund for extended periods of time. These circumstances may include, without limitation, natural disasters, outbreaks of pandemic or epidemic diseases, acts of governments, any act of declared or undeclared war (including acts of terrorism), power shortages or failures, utility or communication failure or delays (including disruptions to broadband and Internet services), labor disputes, strikes, shortages, supply shortages, system failures or malfunctions. These circumstances, including systems failures and malfunctions, could cause disruptions and negatively impact the Fund’s service providers and the Fund’s business operations, potentially including an inability to process Fund shareholder transactions, an inability to calculate the Fund’s net asset value and price the Fund’s investments, and impediments to trading portfolio securities. Disruptions to business operations may exist or persist even if employees of MFS, its affiliates, and any vendors used by MFS, its affiliates, or the Fund are able to work remotely. The Fund’s ability to recover any losses or expenses it incurs as a result of a disruption of business operations may be limited by the liability, standard of care, and related provisions in its contractual arrangements with MFS and other service providers.

Cash Management. A Fund may hold uninvested cash or may invest it in cash equivalents such as money market securities, repurchase agreements, or shares of short-term bond or money market funds, including a money market fund advised by MFS. Generally, these securities offer less potential for gains than other types of securities.

Commodity Pool Operator Regulation.  A notice has been filed with the National Futures Association (NFA) claiming an exclusion from the definition of the term “commodity pool operator” (CPO) under the Commodity Exchange Act, as amended, and the rules of the Commodity Futures Trading Commission (CFTC) promulgated thereunder with respect to the Fund. As a result, MFS, as adviser to the Fund, is not currently subject to registration or regulation as a CPO with respect to the Fund. However, if in the future the Fund is no longer eligible for this exclusion, the notice claiming exclusion from the definition of a CPO would be withdrawn, and MFS, as adviser to such Fund, would be subject to regulation as a CPO with respect to such Fund.

Country Location. The issuer of a security or other investment is generally deemed to be economically tied to a particular country if: (a) the security or other investment is issued or guaranteed by the government of that country or any of its agencies, authorities or instrumentalities; (b) the issuer is organized under the laws of, and maintains a principal office in, that country; (c) the issuer has its principal securities trading market in that country; (d) a third party has identified that country as an issuer’s “country of risk”; (e) the issuer is included in an index which is representative of that country; (f) the issuer derives 50% or more of its total revenues from goods sold or services performed in that country; or (g) the issuer has 50% or more of its assets in that country.  For purposes of determining if a security or other investment is considered a foreign security, revenues from goods sold or services performed in all countries other than the United States and assets in all countries other than the United States may be aggregated.  For purposes of determining if a security or other investment is considered an emerging market security, revenues from goods sold or services performed in all emerging market countries and assets in all emerging market countries may be aggregated.

Cyber Security.  The Fund does not directly have any operational or security systems or infrastructure that are potentially subject to cyber security risks, but the Fund is exposed through its service providers (including, but not limited to, MFS, MFD, the custodian, the auditor, MFSC, financial intermediaries, and subadvisor (if applicable)), to cyber security risks. With the increased use of technologies, such as mobile devices and “cloud”-based service offerings and the dependence on the Internet and computer systems to perform necessary business functions, the Fund’s service providers are susceptible to operational and information or cyber security risks that could result in losses to the Fund and its shareholders. Cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, infection by computer viruses or other malicious software code, unauthorized access to the service providers’ digital systems through system-wide “hacking” or other means for the purpose of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the service providers’ systems or websites rendering them unavailable to intended users or via “ransomware” that renders the systems inoperable until appropriate actions are taken. In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the service providers’ systems.

Cyber security failures or breaches resulting from the Fund’s service providers or the issuers of securities in which the Fund invests could negatively impact the value of the Fund’s investments and cause disruptions and impact the service providers’ and the Fund’s business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business and the Fund to process transactions, the inability to calculate the Fund’s net asset value, impediments to trading, destruction to equipment and systems, interference with quantitative models, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Similar adverse consequences could result from cyber incidents affecting counterparties with which the Fund engages in transactions, governmental and other regulatory authorities, exchanges and other financial market operators, and other parties. The Fund may incur incremental costs to prevent or reduce the impact of cyber incidents in the future which could negatively impact the Fund and its shareholders.

While MFS has established information security plans, business continuity plans and risk management systems that it believes are reasonably designed to prevent or reduce the impact of such cyber-attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been (or cannot be) adequately identified. Furthermore, the Fund cannot directly control any cyber security plans and systems put in place by service providers, or by issuers in which the Fund invests, and such service providers may have limited indemnification obligations to MFS or the Fund, each of whom could be negatively impacted as a result.

Foreign Markets. Investments in securities of foreign issuers, securities of companies with significant foreign exposure, and foreign currencies may involve significant risks. Foreign investments involve risks relating to local political, economic, regulatory, or social developments, military action or unrest, adverse diplomatic developments, or government involvement in the economy or in the affairs of specific companies or industries (including wholly or partially state-owned enterprises), and may be affected by actions of U.S. and foreign governments adverse to the interests of U.S. investors. Such actions may include expropriation or nationalization of assets, confiscatory taxation, imposition of tariffs or other economic and trade sanctions, embargoes, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, entering or exiting trade or other intergovernmental agreements, or other government action. Economic or other sanctions imposed on a foreign country or issuer by the U.S., or on the U.S. by a foreign country, could impair a Fund’s ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. Sanctions could also affect the value and/or liquidity of a foreign security. The debt instruments of foreign governments and their agencies and instrumentalities may or may not be supported by the full faith and credit of the foreign government. Additionally, governmental issuers of foreign debt securities may be unwilling to pay interest and repay principal when due and may require that the conditions for payment be renegotiated. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

Foreign markets, while growing in volume and sophistication, may not be as developed as those in the United States, and securities of some foreign issuers may be less liquid and more volatile than securities of comparable U.S. issuers. Foreign trading, settlement and custodial practices (including those involving settlement where Fund assets may be released prior to receipt of payment) may be less developed than those in U.S. markets, and may result in increased risk or substantial delays in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker/dealer, securities depository, or foreign subcustodian. In addition, the costs associated with foreign investments, including withholding or other taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments. Some countries limit the ability to profit from short-term trading (as defined in that country).

Foreign markets may offer less protection to investors than U.S. markets. Foreign issuers may not be bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to U.S. issuers. Adequate public information on foreign issuers may not be available, and it may be difficult to secure dividends and information regarding corporate actions on a timely basis. Foreign securities may trade on markets that are closed when the U.S. markets are open.  As a result, accurate pricing information based on foreign market prices may not always be available. In general, there may be less overall governmental supervision and regulation of securities exchanges, brokers, and listed companies than in the United States. Over-the-counter markets tend to be less regulated than stock exchange markets and, in certain countries, may be totally unregulated. Regulatory enforcement may be influenced by economic or political concerns, and investors may have difficulty enforcing their legal rights in foreign countries. Investors in foreign countries may have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other U.S. authorities to bring and enforce actions against foreign issuers or foreign persons is limited.

Some foreign investments impose restrictions on transfer within the United States or to U.S. persons. Although investments subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign investments that are not subject to such restrictions.

Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund’s non-U.S. portfolio securities, no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.

On June 23, 2016, the United Kingdom voted via referendum to leave the European Union (commonly known as “Brexit”).  On March 29, 2017, the United Kingdom formally notified the European Council of its intention to withdraw from the European Union and commenced the formal process of withdrawing from the European Union.  On January 31, 2020, the United Kingdom left the European Union and entered into a transition period during which the United Kingdom and the European Union will attempt to negotiate and finalize a new trade agreement.  Brexit has resulted in volatility in European and global markets and could have negative long-term impacts on financial markets in the United Kingdom and throughout Europe.  There is still considerable uncertainty relating to the potential consequences of the exit, how the negotiations for the withdrawal and new trade agreements will be conducted, and whether the United Kingdom’s exit will increase the likelihood of other countries also departing the European Union.  During this period of uncertainty, the negative impact on not only the United Kingdom and European economies, but the broader global economy, could be significant, potentially resulting in increased market volatility and illiquidity, political, economic, and legal uncertainty, and lower economic growth for companies that rely significantly on Europe for their business activities and revenues.  Any further exits from the European Union, or the possibility of such exits, or the abandonment of the Euro, may cause additional market disruption globally and introduce new legal and regulatory uncertainties.

Interfund Borrowing and Lending Program.  Pursuant to an exemptive order issued by the SEC, the Fund may borrow money from and/or lend money to other Funds advised by MFS and for which MFD acts as the principal underwriter.  Any loans under the program will be set at an interest rate that is the average of the highest rate available to a lending MFS Fund from an investment in overnight repurchase agreements and the approximate lowest rate at which bank short-term loans would be available to a borrowing MFS Fund.  A borrowing MFS Fund may have to borrow from a bank at a higher rate if an interfund loan is called or not renewed.  Any delay in repayment of an interfund borrowing to a lending MFS Fund could result in lost investment opportunities or borrowing costs.

Liquidity. Certain investments and types of investments are subject to restrictions on resale, may trade in the over-the-counter market, or may not have an active trading market due to adverse market, economic, industry, political, regulatory, geopolitical and other conditions, including investors trying to sell large quantities of a particular investment or type of investment, or lack of market makers or other buyers for a particular investment or type of investment. At times, all or a significant portion of a market may not have an active trading market.

Without an active trading market where frequent and large purchase and sale transactions of a security occur without significantly affecting the price of that security, it may be difficult to value and not possible to sell these investments and the Fund may have to sell certain of these investments at a price or time that is not advantageous in order to meet redemptions or other cash needs.

The Fund has implemented a liquidity risk management program pursuant to Rule 22e-4 under the 1940 Act that MFS believes is reasonably designed to assess and manage the risk that the Fund could not meet requests to redeem shares issued by the Fund without significant dilution of the remaining investors’ interests in the Fund.  In accordance with Rule 22e-4, the Fund may not acquire any illiquid investment if, immediately after the acquisition, the Fund would have invested more than 15% of its net assets in illiquid investments.  In the event the Fund’s illiquid investments exceed 15% of the Fund’s net assets, MFS will take certain actions, including reporting the occurrence to the Board and providing the Board with information regarding how MFS plans to bring the Fund’s illiquid investments to or below 15% of the Fund’s net assets within a reasonable time. While the Fund’s liquidity risk management program attempts to assess and manage liquidity risk, there is no guarantee it will be effective in its operations and may not reduce the liquidity risk inherent in a Fund’s investments.

Money Market Instruments. Money market instruments, or short-term debt instruments, consist of obligations such as commercial paper, bank obligations (e.g., certificates of deposit and bankers’ acceptances), repurchase agreements, and various government obligations, such as Treasury bills. Money market instruments may be structured to be, or may employ a trust or other form so that they are, eligible investments for money market funds. For example, put features can be used to modify the maturity of a security or interest rate adjustment features can be used to enhance price stability. If a structure fails to function as intended, adverse tax or investment consequences may result. Neither the Internal Revenue Service (IRS) nor any other regulatory authority has ruled definitively on certain legal issues presented by certain structured securities. Future tax or other regulatory determinations could adversely affect the value, liquidity, or tax treatment of the income received from these securities. Commercial paper is a money market instrument issued by banks or companies to raise money for short-term purposes. Unlike some other debt obligations, commercial paper is typically unsecured. Commercial paper may be issued as an asset-backed security.

A widespread health crisis such as a global pandemic could cause substantial market volatility and have long-term effects on the U.S. and world economies and markets generally.  For example, the COVID-19 outbreak has resulted in significant disruptions to global business activity, including closed international borders, quarantines and travel restrictions, disruptions to business operations and supply chains, and lower consumer demand and economic output.  The impact of this outbreak and other epidemics and pandemics that may arise in the future could negatively affect the global economy, as well as the economies of individual countries, the financial performance of individual companies and sectors, and the securities and commodities markets in general in significant and unforeseen ways.  A health crisis may also exacerbate other pre-existing political, social and economic risks.  Any such impacts could adversely affect the prices and liquidity of the Fund’s investments and the Fund’s performance.

Municipal Instruments. Debt obligations or other instruments or participations therein issued by or on behalf of (or that are otherwise treated for federal tax purposes as issued by or an obligation of) states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies or instrumentalities, are known as “municipal instruments.” Generally, interest received on municipal instruments is exempt from federal income tax. The tax-exempt nature of the interest on a municipal instrument is generally the subject of a bond counsel opinion delivered in connection with the issuance of the instrument. There is no assurance that the IRS will agree with bond counsel’s opinion that such interest is tax-exempt or that the interest payments on such municipal instruments will continue to be tax exempt for the life of the municipal instrument. Issuers or other parties generally enter into covenants requiring continuing compliance with federal tax requirements to preserve the tax-free status of interest payments over the life of the municipal instrument. If at any time the covenants are not complied with, or if the IRS otherwise determines that the issuer did not comply with relevant tax requirements, interest payments from a municipal instrument could become federally taxable, possibly retroactively to the date the municipal instrument was issued and an investor may need to file an amended income tax return. Certain types of structured securities are designed so that tax-exempt interest from municipal instruments held by the underlying entity will pass through to the holders of the structured security. There is no assurance that the IRS will agree that such interest is tax exempt.

From time to time, proposals have been introduced before Congress and state legislatures to restrict or eliminate the federal and state income tax exemption for interest on municipal instruments.  Similar proposals may be introduced in the future.  Such legislation or court or tax rulings that eliminate or cap the federal and/or state deduction of interest from municipal instruments could adversely affect the price of municipal instruments and the interest paid by the municipal instruments, and may restrict or eliminate the ability of the Fund to achieve its respective investment objective.

The value of municipal instruments can be affected by changes in their actual or perceived credit quality.  The credit quality and ability to pay principal and interest when due of municipal instruments can be affected by, among other things, the financial condition of the issuer or guarantor, the issuer’s future borrowing plans and sources of revenue, the economic feasibility of the revenue bond project or general borrowing purpose, political or economic developments in the region where the instrument is issued.  Municipal instruments generally trade in the over-the-counter market. Information about the financial condition of an issuer of municipal bonds may not be as extensive or frequently available as that which is made available by corporations whose securities are publicly traded.

General obligation bonds are backed by the issuer’s pledge of its full faith and credit and taxing power for the repayment of principal and the payment of interest. Issuers of general obligation bonds include states, territories, counties, cities, towns, and regional districts. The proceeds of these obligations are used to fund a wide range of public projects, including construction or improvement of schools, highways and roads, and water and sewer systems. The rate of taxes that can be levied for the payment of debt service on these bonds may be limited. Additionally, there may be limits as to the rate or amount of special assessments or taxes that can be levied to meet these obligations.

Some general obligation bonds are backed by both a pledge of a specific revenue source, such as a special assessment or tax and an issuer’s pledge of its full faith and credit and taxing power. Debt service from these general obligation bonds is typically paid first from the specific revenue source and second, if the specific revenue source is insufficient, from the general taxing power.

Revenue bonds are generally backed by the specific revenues derived from a particular facility, group of facilities, or, in some cases, the proceeds of a special excise tax or other specific revenue source, such as a state’s or local government’s proportionate share of the payments from the Tobacco Master Settlement Agreement. Revenue bonds are issued to finance a wide variety of capital projects. Examples include electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Industrial development bonds, a type of revenue bond, are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for a variety of purposes, including economic development, solid waste disposal, transportation, and pollution control. Although the principal security for revenue bonds is typically the revenues of the specific facility, project, company or system, many revenue bonds are secured by additional collateral in the form of a mortgage on the real estate comprising a specific facility, project or system, a lien on receivables and personal property, as well as the pledge of various reserve funds available to fund debt service, working capital, capital expenditures or other needs. Specific revenues and other security pledged may be insufficient to pay principal and interest due which will cause the price of the bonds to decline. In some cases, revenue bonds issued by an authority are backed by a revenue stream unrelated to the issuer, such as a hotel occupancy tax, a sales tax, or a special assessment. In these cases, the ability of the authority to pay debt service is solely dependent on the revenue stream generated by the special tax. Furthermore, the taxes supporting such issues may be subject to legal limitations as to rate or amount.

Municipal insurance policies typically insure, subject to the satisfaction of the policy conditions and certain other restrictions, timely and scheduled payment of all principal and interest due on the underlying municipal instruments. Municipal insurance does not insure against market fluctuations which affect the price of a security.

The insurance may be obtained by either (i) the issuer at the time the municipal instrument is issued, commonly referred to as primary market insurance, or (ii) another party after the municipal instrument has been issued, commonly referred to as secondary market insurance.

The value of a municipal insurance policy is dependent on the credit quality and financial strength of the issuer providing such insurance and its ability to fulfill its claims-paying obligations. As a result of ratings downgrades and withdrawals from the municipal insurance business, some municipal insurance policies may have little or no value.

Municipal bonds may be more susceptible to downgrades or defaults during economic downturns or similar periods of economic stress, which in turn could affect the market values and marketability of many or all municipal obligations of issuers in a state, U.S. territory, or possession. For example, the COVID-19 outbreak has significantly stressed the financial resources of many municipal issuers, which may impair their ability to meet their financial obligations and harm the value of the Fund’s investments. Factors contributing to the economic stress on municipal issuers may include an increase in expenses associated with combatting the COVID-19 pandemic and a decrease in revenues supporting the bonds due to factors such as lower sales tax revenue as a result of decreased consumer spending, lower income tax revenue due to higher unemployment, and a decrease in the value of collateral backing the revenue bonds issued by hospitals, colleges and universities, toll roads, convention centers, stadiums, casinos, and others due to closures and/or curtailment of services and/or changes in consumer behavior.  Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to a Fund could increase if the banking or financial sector suffers an economic downturn and/or if the credit ratings of the institutions issuing the guarantee are downgraded or at risk of being downgraded by a national rating organization. If such events were to occur, the value of the security could decrease or the value could be lost entirely, and it may be difficult or impossible for a Fund to sell the security at the time and the price that normally prevails in the market. In light of the uncertainty surrounding the magnitude, duration, reach, costs and effects of the COVID-19 pandemic, as well as actions that have been or could be taken by governmental authorities or other third parties,  it is difficult to predict the level of financial stress and duration of such stress municipal issuers may experience.

In addition to being downgraded, if a municipality experiences significant financial distress, depending on applicable law, it may become subject to emergency oversight, and in some jurisdictions may be eligible to file a petition for relief under Chapter 9 of the U.S. Bankruptcy Code.  As a result of these actions, a distressed municipality may be entitled to certain protections from the enforcement of rights and remedies by creditors in order to permit the municipality to negotiate and execute a plan for the reorganization of its debts.  Such a reorganization of debts may include the extension of debt maturities, reduction in the amount of principal and interest due thereon, alterations to contractual provisions and other measures which may significantly affect the value of the securities issued by the municipality and the value of the Fund’s investments therein.

Education.  In general, there are two types of education-related bonds: (i) those issued to finance projects for public and private colleges and universities, charter schools and private schools, and (ii) those representing pooled interests in student loans. Bonds issued to supply educational institutions with funding or to fund construction and other projects which benefit the educational institution are subject to many risks, including the risks of unanticipated revenue decline, primarily the result of decreasing student enrollment, decreasing state and federal funding, or a change in general economic conditions, including the events surrounding the COVID-19 pandemic. Additionally, higher than anticipated costs associated with salaries, utilities, insurance or other general expenses, including those associated with the COVID-19 pandemic, could impair the ability of a borrower to make annual debt service payments. Charter schools are subject to the additional risk that the contract (or charter) may be revoked for failure to meet academic or fiscal management standards, safety or health-related issues, or other reasons. Student loan revenue bonds are typically offered by state (or substate) entities and are primarily backed by pools of private student loans. Underlying student loans are generally unsecured loans made to parents or students which may be supported by reserves or other forms of credit enhancement. Cash flows supporting student loan revenue bonds are impacted by numerous factors, including the rate of student loan defaults, seasoning of the loan portfolio, unemployment rates, the trust’s overall ability to generate excess spread, and loan modifications. Since bonds are issued prior to the origination of student loans, there is risk that bond proceeds are not fully disbursed to students, in which case the issuer has the option to retire bonds prior to the stated maturity or call date. Other risks associated with student loan revenue bonds include potential changes in federal legislation regarding student loan revenue bonds, bankruptcy protection for student loan borrowers, and continued federal interest and other program subsidies currently in effect.

Electric Utilities. The electric utilities industry is highly regulated at both the state and federal level. There are generally two types of electric utilities: municipal owned and investor owned. Municipal owned utilities typically benefit from a monopoly position and self-imposed rates, whereas investor owned utilities are typically subject to state and federal oversight for rates and/or subject to competition. Regardless of type, risks include: (a) the availability and cost of fuel, (b) the availability and cost of capital, (c) the effects on demand from economic conditions, (d) the effects of conservation on energy demand, (e) the effects of rapidly changing environmental, safety, and licensing requirements, and other federal, state, and local regulations, (f) timely and sufficient rate increases allowing for reasonable cost recovery including growing retiree obligations and changing fuel prices, (g) maintenance of existing assets and (h) timely and efficient construction of new assets including those to meet renewable energy mandates.

Health Care. The health care industry includes providers such as hospitals, nursing homes, retirement communities, and community health organizations.  It is subject to regulatory action by a number of governmental agencies at the federal, state, and local level. A major source of revenues for the health care industry is payments from the Medicare and Medicaid programs. As a result, the industry is sensitive to legislative changes and reductions in governmental spending for such programs. A second major source of revenues for the health care industry is payments from private insurance companies and health maintenance organizations. As such, any changes to and reductions in reimbursement rates from these entities for services provided could be detrimental to the revenues of the providers. Numerous other factors may affect the industry, such as general and local economic conditions, including the COVID-19 pandemic and associated revenue and expense pressures; the real estate market; demand for services; expenses (including for example, labor, malpractice insurance premiums and pharmaceutical products); and competition among health care providers.  In the future, the following factors may adversely affect health care facility operations: national health reform legislation or proposed legislation; other state or local health care reform measures; medical and technological advances which dramatically alter the need for health services or the way in which such services are delivered; changes in medical coverage which alter the traditional fee-for-service revenue stream; and efforts by employers, insurers, and governmental agencies to reduce the costs of health insurance and health care services.

Housing. Housing revenue bonds typically are issued by a state, county, or local housing authority and are secured by mortgage loan repayments. The proceeds of these bonds may be used to make mortgage loans for single-family housing, multi-family housing, or a combination of the two. Due to the difficulty in precisely predicting demand for mortgages, there is a risk that the bond proceeds will be in excess of demand, which could result in early retirement of the bonds by the issuer. Moreover, such housing revenue bonds depend for their repayment upon the cash flow from the underlying mortgages, which cannot be precisely predicted when the bonds are issued, and is negatively impacted by an increase of the rate of mortgage defaults, including any that may occur as a result of the COVID-19 pandemic. Any difference in the actual cash flow from such mortgages from the assumed cash flow could have an adverse impact upon the ability of the issuer to make scheduled payments of principal and interest on the bonds, or could result in early retirement of the bonds. Additionally, the scheduled payments of principal and interest depend in part upon reserve funds established from the proceeds of the bonds, assuming certain rates of return on investment of such reserve funds. The financing of housing projects is affected by a variety of factors, including general economic conditions, interest rates, and real estate prices, which may impact the borrower’s ability to pay debt service and may impair the value of the collateral securing the bonds, if any. Some authorities provide additional security for the bonds in the form of insurance, subsidies (federal, state, or local), additional collateral, or state pledges (without obligation) to make up deficiencies.  With respect to multi-family housing, additional risk factors include satisfactory completion of construction within cost constraints, the achievement and maintenance of a sufficient level of occupancy, sound management of the developments, timely and adequate increases in rents to cover increases in operating expenses, including taxes, utility rates and maintenance costs, changes in applicable laws and governmental regulations and social and economic trends. With respect to single family housing, additional risk factors include the additional credit risk of first-time homebuyers with lower incomes and mortgages with little or no equity.

Prepaid Gas Bonds.  Payment of principal and interest on prepaid gas bonds is subject to the key risk that the gas supplier fails to provide the natural gas as agreed over the life of the contract between the gas supplier and the municipal utility.  The gas supplier’s obligation to provide the natural gas is guaranteed by a financial institution and therefore the credit quality of this financial institution is an important factor in the credit quality and value of the bonds.  Additional risks include the willingness and ability of the municipal utilities to purchase the gas when delivered.  Failure to do so, among other things, could result in the bond being called.

Tender Option Bonds. A tender option bond is a common way of referring to the two classes of certificates issued by a special purpose trust into which municipal instruments are deposited. The first class, the floating rate certificates, pays an interest rate that is typically reset weekly based on a specified index.  The second class, the inverse floating rate certificates, pays an interest rate based on the difference between the interest rate earned on the underlying municipal instruments and the interest rate paid on the floating rate certificates, after expenses. A remarketing agent for the trust is required to attempt to re-sell any tendered floating rate certificates to new investors for the purchase price (the stated amount of the floating rate certificates plus accrued interest). If the remarketing agent is unable to successfully re-sell the tendered floating rate certificates, depending on the structure of the trust, a liquidity provider to the trust may elect to cause the trust to sell the municipal instruments held by the trust in an amount sufficient to purchase any tendered floating rate certificates or may provide a loan to the trust, the proceeds of which will be used to purchase the tendered floating rate certificates.

A tender option bond transaction typically provides for the automatic termination of the trust upon the occurrence of certain adverse events. These events may include, among others, a credit rating downgrade or decrease in the value of the underlying municipal instruments below a specified level, a bankruptcy of the liquidity provider or the inability of the remarketing agent to re-sell to new investors floating rate certificates that have been tendered for repurchase. Following such an event, the underlying municipal instruments are generally sold for current market value and the proceeds generally distributed first to holders of the floating rate certificates in an amount equal to the purchase price of their securities and then to the holders of the inverse floating rate certificates. The sale of the underlying municipal instruments following such an event could be at an adverse price that might result in the loss by the Fund of a substantial portion, or even all, of its investment in the related inverse floating rate certificate.

Both Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act apply to tender option bond programs and have resulted in a new structure so that no banking entity is sponsoring the trust for purposes of the Volcker Rule.  Under the new structure, the Fund, rather than a bank entity, is the sponsor of the trust and undertakes certain responsibilities that previously belonged to the sponsor bank.  Although the Fund may use a third-party service provider to complete some of these additional responsibilities, being the sponsor of the trust may give rise to certain additional risks including compliance, securities law and operational risks.

Inverse floating rate certificates have variable interest rates that typically move in the opposite direction from movements in prevailing interest rates, most often short-term rates. Accordingly, the value of inverse floating rate certificates, or other obligations or certificates structured to have similar features, generally moves in the opposite direction from interest rates. The value of an inverse floating rate certificate can be considerably more volatile than the value of other debt instruments of comparable maturity and quality. Inverse floating rate certificates incorporate varying degrees of leverage. Generally, greater leverage results in greater price volatility for any given change in interest rates.  During periods of rising interest rates, the prices of inverse floating rate certificates will tend to decline more quickly than those of fixed rate instruments. Inverse floating rate certificates may be subject to legal or contractual restrictions on resale and therefore may be less liquid than other types of securities. In addition, inverse floating rate certificates are subject to the risk that the structure does not work as intended and are subject to the credit risk of any third party service provider and to the third party service provider’s ability or willingness to perform in accordance with the terms of the arrangement.

Transportation. Transportation debt may be issued to finance the construction of airports, toll roads, highways, or other transit facilities. Airport bonds are dependent on the economic conditions of the airport’s service area and may be affected by the business strategies and fortunes of specific airlines. They may also be subject to competition from other airports and modes of transportation. Air traffic generally follows broader economic trends and may be affected by the price and availability of fuel as well as perceived global safety risks including the COVID-19 pandemic. Toll road bonds are also affected by the cost and availability of fuel as well as toll levels, the presence of competing roads and the general economic health of an area, including the COVID-19 pandemic and associated decline in movement. Fuel costs, transportation taxes and fees, and availability of fuel also affect other transportation-related securities, as do the presence of alternate forms of transportation, such as public transportation.

Tobacco Settlement Revenue Bonds. Tobacco settlement revenue bonds are secured by a single source of revenue –a state or jurisdiction’s proportionate share of periodic payments made by tobacco companies under the Master Settlement Agreement (the “MSA”) entered into by participating cigarette manufacturers, 46 states, and other jurisdictions in November of 1998 in settlement of certain smoking-related litigation. Annual payments on the bonds are dependent on the receipt by the issuer of future settlement payments under the MSA. These annual payments are subject to numerous adjustments. The actual amount of future settlement payments depends on annual domestic cigarette shipments, inflation, market share gains by non-participating cigarette manufacturers, the resolution of disputes between the states and participating tobacco companies regarding diligent enforcement of statutes requiring escrow payments from non-participating manufacturers and other factors. MSA payment adjustments may cause bonds to be repaid faster or slower than originally projected. Tobacco bonds are subject to additional risks, including the risk that a tobacco company defaults on its obligation to make payments to the state or that the MSA or state legislation enacted pursuant to the MSA is void or unenforceable. Cigarette shipments (and therefore MSA payments) will be negatively affected by increased government regulation (such as a ban on menthol cigarettes), price increases above the rate of inflation (including tax increases by federal, state, and local authorities), increased health consciousness by smokers, increases in indoor and outdoor smoking restrictions, and increases in sales of other nicotine delivery devices (such as electronic cigarettes, smoking cessation products and smokeless tobacco).

Water and Sewer. Water and sewer revenue bonds are generally secured by the fees charged to each user of the service. The issuers of water and sewer revenue bonds generally enjoy a monopoly status and latitude in their ability to raise rates. However, lack of water supply due to insufficient rain, run-off, or snow pack can be a concern and has led to past defaults. Further, public resistance to rate increases, declining numbers of customers in a particular locale, costly environmental litigation, and Federal environmental mandates and the associated costs are challenges faced by issuers of water and sewer bonds. Also, water and sewer bonds issued by an enterprise of a municipality in financial distress may not be insulated from the financial insecurity of that municipality.

Municipal Lease Obligations. Municipal lease obligations and participations in municipal leases are undivided interests in a portion of an obligation in the form of a lease or installment purchase or conditional sales contract which is issued by a state, local government, or a municipal financing corporation to acquire land, equipment, and/or facilities (collectively hereinafter referred to as “lease obligations”). Generally, lease obligations do not constitute general obligations of the municipality for which the municipality’s taxing power is pledged. Instead, a lease obligation is ordinarily backed by the municipality’s covenant to budget for, appropriate, and make the payments due under the lease obligation. As a result of this structure, municipal lease obligations are generally not subject to constitutional debt limitations or other statutory requirements that may apply to other municipal securities.

Lease obligations may contain “non-appropriation” clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for that purpose on a yearly basis. If the municipality does not appropriate in its budget enough to cover the payments on the lease obligation, the lessor may have the right to repossess and relet the property to another party. Depending on the property subject to the lease, the value of the property may not be sufficient to cover the debt.

In addition to the risk of “non-appropriation,” municipal lease securities may not have as liquid a market as conventional municipal bonds. Furthermore, municipal lease obligations generally have the same risk characteristics as Municipal Instruments.

Regulatory Risk.  Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation.  In addition, investments in certain industries, sectors, or countries may also be subject to extensive regulation.  Government regulation may change frequently and may have significant adverse consequences. Economic downturns and political changes can trigger economic, legal, budgetary, tax, and other regulatory changes.  Regulatory changes may change the way a Fund is regulated or the way the Fund’s investments are regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and/or preclude a Fund’s ability to pursue its investment strategy or achieve its investment objective.

Repurchase Agreements. A repurchase agreement is an agreement under which a buyer would acquire a security for a relatively short period of time (usually not more than a week) subject to the obligation of the seller to repurchase and the buyer to resell such security at a fixed time and price (representing the buyer’s cost plus interest).  The buyer bears the risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the buyer is delayed or prevented from exercising its rights to dispose of the collateral.  This risk includes the risk of procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. If Fund assets and/or collateral is maintained by a third party custodian, the Fund is also subject to the credit risk of the third party custodian.

Restricted Securities. Restricted securities are securities that are subject to legal restrictions on their resale. Difficulty in selling securities may result in a loss or be costly to an investor. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, or in a registered public offering. Where registration is required, the holder of a registered security may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the holder might obtain a less favorable price than when it decided to seek registration of the security.

Reverse Repurchase Agreements. In a reverse repurchase agreement, an investor sells securities and receives cash proceeds, subject to its agreement to repurchase the securities at a later date for a fixed price reflecting a market rate of interest. There is a risk that the counterparty to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the investor. Unless the appreciation and income on assets purchased with proceeds from reverse repurchase agreements exceed the costs associated with them, the investor’s performance is lower than it otherwise would have been.  A reverse repurchase agreement can be viewed as a borrowing.  If a Fund makes additional investments with the proceeds while a reverse repurchase agreement is outstanding, this may be considered a form of leverage.

Securitized Instruments. Securitized instruments are debt instruments that generally provide payments of principal and interest based on the terms of the instrument and cash flows generated by the underlying assets. Underlying assets include residential and commercial mortgages, debt instruments, bank loans, motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (e.g., credit cards) agreements and other receivables. The assets can be a pool of assets or a single asset (e.g., a loan to a specific corporation). Securitized instruments that represent an interest in a pool of assets provide greater credit diversification than securitized instruments that represent an interest in a single asset.  Securitized instruments are issued by trusts or other special purpose entities that holds the underlying assets. Payment of interest and repayment of principal on securitized instruments may be largely dependent upon the cash flows generated by the underlying assets and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements.

The credit quality of securitized instruments depends primarily on the quality of the underlying assets, the rights of recourse available against the underlying assets and/or the issuer, the level of credit enhancement, if any, provided for the securities, and the credit quality of the credit-enhancement provider, if any. The value of securitized instruments may be affected by the various factors described above and other factors, such as changes in interest rates, the availability of information concerning the pool of assets and its structure, the creditworthiness of the servicing agent for the pool of assets, the originator of the underlying assets, or the entities providing the credit enhancement. Securitized instruments that do not have the benefit of a security interest in the underlying assets present certain additional risks that are not present with securitized instruments that do have a security interest in the underlying assets.

Some types of securitized instruments are often subject to more rapid repayment than their stated maturity date would indicate, as a result of the pass-through of prepayments of principal on the underlying assets. The rate of principal payments on these securitized instruments is related to the rate of principal payments on the underlying pool of assets and related to the priority of payment of the security with respect to the pool of assets. The occurrence of prepayments is a function of several factors, including interest rates, general economic conditions, the location and age of the underlying obligations, asset default and recovery rates, regulatory requirements, and other social and demographic conditions. Because prepayments of principal generally occur when interest rates are declining, an investor generally has to reinvest the proceeds of such prepayments at lower interest rates than those at which its assets were previously invested. Therefore, these securitized instruments may have less potential for capital appreciation in periods of falling interest rates than other income-bearing securities of comparable maturity. In periods of rising interest rates, the rate of prepayment tends to decrease, thereby lengthening the maturity of the asset-backed security, increasing the potential for loss.

U.S. Government Securities.  U.S. Government securities are securities issued or guaranteed as to the payment of principal and interest by the U.S. Treasury, by an agency or instrumentality of the U.S. Government, or by a U.S. Government-sponsored entity. Certain U.S. Government securities are not supported as to the payment of principal and interest by the full faith and credit of the U.S. Treasury or the ability to borrow from the U.S. Treasury. Some U.S. Government securities are supported as to the payment of principal and interest only by the credit of the entity issuing or guaranteeing the security. U.S. Government securities include mortgage-backed securities and other types of securitized instruments issued or guaranteed by the U.S. Treasury, by an agency or instrumentality of the U.S. Government, or by a U.S. Government-sponsored entity. For securities not backed by the full faith and credit of the United States, a Fund must look principally to the agency or instrumentality issuing or guaranteeing the securities for repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitment.  Such securities may involve increased risk of loss of principal and interest compared to U.S. Government securities that are backed by the full faith and credit of the United States.  It is possible that the U.S. Government may experience credit downgrades.  Such a credit event may adversely affect the financial markets and securities held by the Fund.

Variable and Floating Rate Securities. Variable and floating rate securities are debt instruments that provide for periodic adjustments in the interest rate paid on the security. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have interest rates that may change with changes to the level of prevailing interest rates or the issuer’s credit quality. There is a risk that the current interest rate on variable and floating rate securities may not accurately reflect current market interest rates or adequately compensate the holder for the current creditworthiness of the issuer. Some variable or floating rate securities are structured with liquidity features such as (1) put options or tender options that permit holders (sometimes subject to conditions) to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries or (2) auction rate features, remarketing provisions, or other maturity-shortening devices designed to enable the issuer to refinance or redeem outstanding debt securities (market-dependent liquidity features). The market-dependent liquidity features may not operate as intended as a result of the issuer’s declining creditworthiness, adverse market conditions, or other factors or the inability or unwillingness of a participating broker/dealer to make a secondary market for such securities. As a result, variable or floating rate securities that include market-dependent liquidity features may lose value and the holders of such securities may be required to retain them for an extended period of time or until maturity.

When-Issued, Delayed Delivery, and Forward Commitment Transactions. When-issued, delayed delivery, and forward commitment transactions, including securities purchased or sold in the to be announced (TBA) market, involve a commitment to purchase or sell a specific security at a predetermined price or yield at which payment and delivery take place after the customary settlement period for that type of security. Typically, no interest accrues to the purchaser until the security is delivered. When purchasing securities pursuant to one of these transactions, payment for the securities is not required until the delivery date. However, the purchaser assumes the rights and risks of ownership, including the risks of price and yield fluctuations and the risk that the security will not be issued or delivered as anticipated, and the seller loses the opportunity to benefit if the price of the security rises.  If a Fund makes additional investments while a delayed delivery purchase is outstanding, this may result in a form of leverage. When a Fund has sold a security pursuant to one of these transactions, the Fund does not participate in further gains or losses with respect to the security. If the other party to a delayed delivery transaction fails to deliver or pay for the securities, a Fund could miss a favorable price or yield opportunity or suffer a loss. A Fund may renegotiate a when-issued, delayed delivery, or forward commitment transaction and may sell the underlying securities before delivery, which may result in capital gains or losses for the Fund.

TBA Transactions. A Fund may engage in purchases or sales of TBA securities, which usually are transactions in which a Fund buys or sells mortgage-backed securities on a forward commitment basis. A TBA transaction typically does not designate the actual security to be delivered and only includes an approximate principal amount. TBA trades can be used by a Fund for investment purposes in order to gain or reduce exposure to certain securities, or for hedging purposes to adjust the risk exposure of a Fund’s portfolio without having to restructure the portfolio. Purchases and sales of TBA securities involve risks similar to those discussed above for other delayed delivery and forward commitment purchase and sale transactions. In addition, when a Fund sells TBA securities, it incurs risks similar to those incurred in short sales. For example, when a Fund sells TBA securities without owning or having the right to obtain the deliverable securities, it incurs a risk of loss because it could have to purchase the securities at a price that is higher than the price at which it sold them. Also, a Fund may be unable to purchase the deliverable securities if the corresponding market is illiquid. In such transactions, a Fund will set aside liquid assets in an amount sufficient to offset its exposure as long as the Fund’s obligations are outstanding.

Recently finalized FINRA rules include mandatory margin requirements for the TBA market with limited exceptions. TBA trades historically have not been required to be collateralized. The collateralization of TBA trades is intended to mitigate counterparty credit risk between trade and settlement, but could increase the cost of TBA transactions and impose added operational complexity. The final rules are not currently in effect and additional revisions to these rules are anticipated before they become effective. It is not clear when the rules will be implemented.

Zero Coupon Bonds, Deferred Interest Bonds, and Payment-In-Kind Bonds. Zero coupon and deferred interest bonds are debt instruments which are issued at a discount from face value. The discount approximates the total amount of interest the instruments will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the instrument at the time of issuance. While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. Payment-in-kind bonds are debt instruments which provide that the issuer may, at its option, pay interest on such instruments in cash or in the form of additional debt instruments. Such instruments may involve greater credit risks and may experience greater volatility than debt instruments which pay interest in cash currently.

APPENDIX F - INVESTMENT RESTRICTIONS

The Fund has adopted the following fundamental investment restrictions which cannot be changed without the approval of a Majority Shareholder Vote. In addition, the Fund has adopted the following non-fundamental policy which may be changed without shareholder approval.

As fundamental investment restrictions, the Fund may not:

(1)         borrow money except to the extent such borrowing is not prohibited by the Investment Company Act of 1940, as amended (the “1940 Act”) and exemptive orders granted under such Act;

(2)         underwrite securities issued by other persons, except that all or any portion of the assets of the Fund may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security;

(3)         issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act; for purposes of this restriction, collateral arrangements with respect to any type of swap, option, Forward Contracts and Futures Contracts and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security;

(4)         make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act; and

(5)         purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, Futures Contracts and Forward Contracts) in the ordinary course of its business; the Fund reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, Futures Contracts and Forward Contracts) acquired as a result of the ownership of securities.

(6)         purchase any securities of an issuer (other than securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities; tax-exempt obligations issued or guaranteed by a U.S. territory or possession, a state or local government, or a political subdivision of any of the foregoing; or securities issued by investment companies) in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry.

As a non-fundamental policy, the Fund will not:

(1)         invest in illiquid investments, if more than 5% of the Fund’s net assets (taken at market value) would be invested in such securities.

Except for fundamental investment restriction no. 1 and the Fund’s non-fundamental policy on investing in illiquid securities, these investment restrictions are adhered to at the time of purchase or utilization of assets; a subsequent change in circumstances will not be considered to result in a violation of policy. In the event the investments exceed the percentage specified in the Fund’s non-fundamental policy on illiquid investments, the Fund will reduce the percentage of its assets invested in illiquid investments in due course, taking into account the best interests of shareholders.

For purposes of fundamental investment restriction no. 5, investments in certain types of derivative instruments whose value is related to commodities or commodity contracts, including swaps and structured notes, are not considered commodities or commodity contracts.

For purposes of fundamental investment restriction no. 6, investments in other investment companies are not considered an investment in any particular industry and portfolio securities held by an underlying fund in which the Fund may invest are not considered to be securities purchased by the Fund.

F - 1

APPENDIX G - PORTFOLIO TRANSACTIONS AND BROKERAGE COMMISSIONS

Brokerage Commissions

The following brokerage commissions were paid by the Fund during the specified time periods:

Fund	Fiscal Year Ended	Brokerage Commissions Paid by Fund
MFS Institutional Money Market Portfolio	August 31, 2020	$0
	August 31, 2019	$0
	August 31, 2018	$0

Securities Issued by Regular Broker/Dealers

During the fiscal year ended August 31, 2020, the Fund purchased securities issued by the following regular broker/dealers of the Fund, and the following table sets forth the value of the Fund’s aggregate holdings of the securities of each such issuer as of August 31, 2020:

Fund	Broker/Dealer	Value of Securities
MFS Institutional Money Market Portfolio	BANK OF MONTREAL	$150,003,333
	BANK OF AMERICA CORP.	$87,057,169
	GOLDMAN SACHS GROUP INC	$0	[1]
	JPMORGAN CHASE & CO.	$654,009,272

1       The Fund sold the security prior to August 31, 2020.

G - 1

APPENDIX H - RECIPIENTS OF NON-PUBLIC PORTFOLIO HOLDINGS ON AN ONGOING BASIS

This list of recipients below is current as of November 23, 2020, and any additions, modifications, or deletions to this list that have occurred since that date are not reflected.

Name of Recipient	Purpose of Disclosure
AcadiaSoft	Software Vendor
Barclays Capital	Software Vendor
BBH (Brown Brothers Harriman) Infomediary	System/Data Transmission Vendor
Bloomberg L.P.	Analytical Tool
Board of Trustees	Fund Governance
Capital Confirmations, Inc.	Electronic Confirmation Services Between Fund Auditors and Brokers
Charles River Development	Systems Vendor
Citigroup	Analytical Tool
Deloitte & Touche LLP	Independent Registered Public Accounting Firm for Certain Funds
Eagle Investment Systems Corp.	Accounting System
FactSet Research Systems Inc.	Analytical Tool
Fiserv	Software Vendor
GainsKeeper, Inc.	Accounting System
ICE Data Services	Fund Pricing
Institutional Shareholder Services Inc.	Proxy Service Provider
Lipper Inc.	Publication Preparation
Mackey Research Management Software	Software Vendor
Marklt Group	Pricing Service
Massachusetts Financial Services Co.	Fund Management
MSCI BARRA	Analytical Tool
OMGEO LLC	Software Vendor
Paragon Group UK Ltd. (formerly Kingswood Steele)	Analytical Tool
Ropes & Gray LLP	Legal Counsel
RR Donnelley	Typesetting, Printing Services, and Software Vendor
State Street Bank and Trust Company	Custodian
Toppan Merrill LLC	Software Vendor
Virtu ITG LLC	Analytical Tool

H - 1

Investment Adviser

Massachusetts Financial Services Company

111 Huntington Avenue, Boston, MA 02199

(617) 954-5000

Shareholder Servicing Agent

MFS Service Center, Inc.

P.O. Box 219341, Kansas City, MO 64121-9341

Toll free: (800) 225-2606

MFS® SERIES TRUST XIV

MFS® INSTITUTIONAL MONEY MARKET PORTFOLIO

PART C

Item 28.	Exhibits

(a)	1	Declaration of Trust, dated February 27, 2007, previously filed as Exhibit 1 of the Registrant's Registration Statement, filed on March 15, 2007, accession number 0001193125-07-055637.

2	Amendment to Declaration of Trust, dated July 31, 2007, to terminate MFS Institutional Municipal Money Market Portfolio, previously filed as Exhibit 1(B) of the Registrant's Post-Effective Amendment No. 1, filed on August 30, 2007, accession number 0001193125-07-192708.

3	Certification of Amendment to the Declaration of Trust, dated May 2, 2016, previously filed as Exhibit (a) 3 of the Registrant's Post-Effective Amendment No. 11, filed on August 1, 2016, accession number 0001104659-16-135553.

(b)	1	Master Amended and Restated By-Laws, dated January 1, 2002, as revised through July 19, 2019, previously filed as Exhibit (b) 1 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 148, filed on September 26, 2019, accession number 0001104659-19-051464.

2	Appendix A, as revised September 30, 2020, to the Master Amended and Restated By-Laws, dated January 1, 2002, as revised through July 19, 2019, previously filed as Exhibit (b) 2 of MFS Series Trust VII (File Nos. 2-68918 and 811-03090) Post-Effective Amendment No. 65, filed on October 16, 2020, accession number 0001104659-20-115585.

(c)	Copies of instruments defining the rights of shareholders, including the relevant portions of: the Amended and Restated Declaration of Trust, dated February 27, 2007 (see Section 6.2), as amended through May 2, 2016, previously filed as Exhibit 1 of the Registrant's Registration Statement, filed on March 15, 2007, accession number 0001193125-07-055637, and the Master Amended and Restated By-Laws, dated January 1, 2002, as revised through July 19, 2019 (see Article III), previously filed as Exhibit (b) 1 of the MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 148, filed on September 26, 2019, accession number 0001104659-19-051464.

(d)	Investment Advisory Agreement, dated February 27, 2007 on behalf of MFS Institutional Money Market Portfolio, previously filed as Exhibit 4 of the Registrant's Registration statement, filed on March 15, 2007, accession number 0001193125-07-055637.

(e)	Not Applicable.

(f)	Not Applicable.

(g)	1	Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit 7(a) of MFS Series Trust II (File Nos. 33-07637 and 811-04775) Post-Effective Amendment No. 39, filed on January 26, 2007, accession number 0000950156-07-000045.

2	Appendix A, as of May 22, 2020, to the Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit (g) 9 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 157, filed on June 25, 2020, accession number 0001104659-20-076673.

3	Appendix E, as of October 7, 2010, to the Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit (g) 7 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 76, filed on November 24, 2010, accession number 0001104659-10-059884.

4	Amendment No. 1, as of May 5, 2010, to Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit (g) 6 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 73, filed on May 21, 2010, accession number 0001193125-10-125905.

5	Schedule X, as of May 21, 2013, to the Custodian Agreement between each of the Investment Companies listed on Appendix A thereto and JPMorgan Chase Bank, N.A, previously filed as Exhibit (g) 9 of MFS Series Trust XIII (File Nos. 2-74959 and 811-03327) Post-Effective Amendment No. 53, filed on June 27, 2013, accession number 0001104659-13-051755.

6	Fund Accounting Agreement between the Registrant and JPMorgan Investor Services Co., dated November 13, 2006, previously filed as Exhibit 7(b) of MFS Series Trust II (File Nos. 33-07637 and 811-04775) Post-Effective Amendment No. 39, filed on January 26, 2007, accession number 0000950156-07-000045.

7	Appendix A, as of May 22, 2020, to the Fund Accounting Agreement between the Registrant and JPMorgan Chase Bank, N.A. (Successor in interest to J.P.Morgan Investor Services Co.), dated November 13, 2006, previously filed as Exhibit (g) 14 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 157, filed on June 25, 2020, accession number 0001104659-20-076673.

8	Appendix B, as of May 5, 2010, to the Fund Accounting Agreement between the Registrant and JPMorgan Investor Services Co., dated November 13, 2006, previously filed as Exhibit (g) 9 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 73, filed on May 21, 2010, accession number 0001193125-10-125905.

(h)	1	Shareholder Servicing Agent Agreement, dated February 27, 2007, previously filed as Exhibit 8(a) of the Registrant's Registration Statement, filed on March 15, 2007, accession number 0001193125-07-055637.

2	Amendment (Massachusetts Privacy Provision), dated February 15, 2011, to the Shareholder Servicing Agent Agreement, dated February 27, 2007, previously filed as Exhibit (h) 2 of the Registrant's Post-Effective Amendment No. 6, filed on December 28, 2011, accession number 0001104659-11-071386.

3	Amendment, dated May 2, 2016, to the Shareholder Servicing Agent Agreement, dated February 27, 2007, previously filed as Exhibit (h) 3 of the Registrant's Post-Effective Amendment No. 11, filed on August 1, 2016, accession number 0001104659-16-135553.

4	Amendment, dated February 13, 2018, to the Amended and Restated Shareholder Servicing Agent Agreements, dated August 1, 1985, previously filed as Exhibit No. (h) 6 of MFS Series Trust VI (File Nos. 33-34502 and 811-06102) Post-Effective Amendment No. 46, filed on February 27, 2018, accession number 0001104659-18-012553.

5	Master Administrative Services Agreement, dated March 1, 1997, as amended and restated August 1, 2014, previously filed as Exhibit (h) 5 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 98, filed on September 25, 2014, accession number 0001104659-14-068212.

6	Amendment, dated May 2, 2016, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated August 1, 2014, previously filed as Exhibit (h) 7 of MFS Series Trust III (File Nos. 2-60491 and 811-02794) Post-Effective Amendment No. 60, filed on May 26, 2016, accession number 0001104659-16-123533.

7	Amendment, dated April 4, 2017, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated August 1, 2014, previously filed as Exhibit (h) 7 of Massachusetts Investors Trust (File Nos. 2-11401 and 811-00203) Post-Effective Amendment No. 108, filed on April 27, 2017, accession number 0001104659-17-026678.

8	Amendment, dated June 1, 2019, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated August 1, 2014, previously filed as Exhibit (h) 10 of MFS Series Trust XIII (File Nos. 2-74959 and 811-03327) Post-Effective Amendment No. 73, filed on June 27, 2019, accession number 0001104659-19-037789.

9	Exhibit A, dated December 9, 2020, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated August 1, 2014, accession number to be incorporated by amendment.

10	Exhibit B, dated June 1, 2019, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated August 1, 2014, previously filed as Exhibit (h) 12 of MFS Series Trust XIII (File Nos. 2-74959 and 811-03327) Post-Effective Amendment No. 73, filed on June 27, 2019, accession number 0001104659-19-037789.

11	Exhibit D, as revised January 1, 2020, the Administrative Fee Schedule to the Master Administrative Services Agreement dated March 1, 1997, as amended and restated August 1, 2014, previously filed as Exhibit (h) 13 of MFS Series Trust X (File Nos. 33-01657 and 811-04492), Post-Effective Amendment No. 154, filed on March 26, 2020, accession number 0001104659-20-038610.

12	Attachment 1 to Exhibit D – Revised fund listing to Fee Schedule, dated December 9, 2020, accession number to be incorporated by amendment.

13	Exhibit E, dated April 4, 2017, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated August 1, 2014, previously filed as Exhibit (h) 7 of Massachusetts Investors Trust (File Nos. 2-11401 and 811-00203) Post-Effective Amendment No. 108, filed on April 27, 2017, accession number 0001104659-17-026678.

(i)	Not Applicable.

(j)	Consent of Deloitte & Touche LLP, dated December 23, 2020; filed herewith.

(k)	Not Applicable.

(l)	Not Applicable.

(m)	Not Applicable.

(n)	Not Applicable.

(o)	Reserved.

(p)	MFS Code of Ethics Policy effective December 16, 2019, previously filed as Exhibit (p) of MFS Series Trust I (File Nos. 33-07638 and 811-04777) Post-Effective Amendment No. 85, filed on December 26, 2019, accession number 0001104659-19-075969.

Power of Attorney, dated January 1, 2020 (Trustees); filed herewith.

Power of Attorney, dated January 1, 2020 (DiLorenzo) (Yost); filed herewith.

_____________________________

Item 29.	Persons Controlled by or under Common Control with the Registrant

The Registrant does not control or have common control over any persons.

Item 30.	Indemnification

The Registrant's organizational documents contain provisions indemnifying Trustees and officers against liability incurred in their official capacities. Subject to certain exceptions and limitations, Article V of the Registrant's Amended and Restated Declaration of Trust provides that every person who is or has been a Trustee, Advisory Trustee or officer of the Trust shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which that individual becomes involved as a party or otherwise by virtue of being or having been a Trustee, Advisory Trustee or officer and against amounts paid or incurred by that individual in the settlement thereof.

In addition, section 4 of the Distribution Agreement provides that MFS Fund Distributors, Inc. ("MFD") will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person's acquiring any shares, which may be based upon the Act or any other statute or common law, on account of any wrongful act of MFD or any of its employees (including any failure to conform with any requirement of any state or federal law or the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (now known as the Financial Industry Regulatory Authority, Inc.) relating to the sale of shares) or on the ground that the registration statement or prospectus as from time to time may be amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless any such act, statement or omission was made in reliance upon information furnished to MFD by or on behalf of the Trust, provided however that in no case is the indemnity of MFD in favor of any person indemnified to be deemed to protect the Trust or any such person against any liability to which the Trust or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under the Distribution Agreement.

In addition, section 9 of the Shareholder Servicing Agent Agreement provides that the Fund will indemnify MFS Service Center, Inc. against and hold harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit (i) not resulting from bad faith or negligence, and arising out of, or in connection with, its duties on behalf of the Fund thereunder, and (ii) as a result of acting in accordance with instructions reasonably believed to have been executed or orally communicated by any person duly authorized by the Fund or its principal underwriter, or as a result of acting in accordance with written or oral advice reasonably believed to have been given by counsel for the Fund, or as a result of acting in accordance with any instrument or share certificate reasonably believed to have been genuine and signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same (unless contributed to by gross negligence or bad faith).

The Trustees and Officers of the Registrant and the personnel of the Registrant's investment adviser and principal underwriter are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

The Trust has also agreed to contractually provide each Trustee with assurance that indemnification will be available. The agreement between the Trust and each Trustee, in addition to delineating certain procedural aspects relating to indemnification and advancement of expenses, provides that each of the Funds severally shall indemnify and hold harmless the Trustee against any and all expenses as defined therein actually incurred or paid by the Trustee in any proceeding as defined therein in connection with the Trustee’s service to the relevant Fund, unless (i) the Trustee did not act in good faith in the reasonable belief that his or her action was in the best interests of the Fund or (ii) the Trustee is liable to the Fund or its shareholders by reason of the Trustee’s disabling conduct, and there has been a final adjudication on the merits in a relevant proceeding that the Trustee’s conduct fell within (i) or (ii).

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of Investment Adviser

Business backgrounds of the officers and directors of Massachusetts Financial Services Company, the Registrant’s investment adviser (the “Investment Adviser” or “MFS”), that also hold positions with the Registrant are included under “Trustees and Officers” in the Statement(s) of Additional Information included in this Registration Statement. Certain officers and directors of the Investment Adviser serve as officers or directors of some or all of the Investment Adviser’s corporate affiliates and certain officers of the Investment Adviser serve as officers of some or all of the MFS funds and/or officers or directors of certain MFS investment products.

The principal executive officer and certain directors of the Investment Advisor not included under “Trustees and Officers” in the Statement(s) of Additional Information included in this Registration Statement are listed below:

Name and Current Position	Business, profession, vocation or
with the Investment Adviser	employment

Michael W. Roberge	Director, MFS
Director and Chief	Chief Executive Officer, MFS
Executive Officer, MFS

Carol W. Geremia	Director, MFS
Director, President and	President, MFS
Head of Global	Head of Global Distribution, MFS
Distribution, MFS

Jacques Goulet	President, Sun Life Canada
Director, MFS

Melissa J. Kennedy	Executive Vice President, Chief Legal Officer
Director, MFS	and Public Affairs, Sun Life Financial, Inc.

Kevin D. Strain	Executive Vice President and Chief Financial
Director, MFS	Officer of Sun Life Financial

The principal executive officer and the directors of MFS have been engaged during the past two fiscal years in no business profession, vocation or employment of a substantial nature other than as a principal executive officer and director of the Investment Adviser and certain Investment Adviser's corporate affiliates.

The identity of those corporate affiliates is identified below.

Investment Adviser Corporate Affiliate	Address

MFS Institutional Advisors, Inc.	111 Huntington Ave., Boston, Massachusetts 02199 U.S.A.
MFS Service Center, Inc.	100 Hancock Street, Quincy, MA 02171 U.S.A.
MFS International Australia PTY LTD	Level 15, 20 Martin Place Sydney, NSW 2000, Australia
MFS do Brasil Desenvolvimento de Mercado Ltda. (Brazil)	Rua Joaquim Floriano, 1.052 – 11[o] Andar, conjunto 111, Itaim Bibi, Sao Paulo, SP, Brazil 04534-004
MFS International Singapore PTE. LTD.	501 Orchard Road, #13-01/03/04 Wheelock Place Singapore 238880
MFS Investment Management Company (LUX) S.a.r.l.	4 Rue Albert Borschette L-1246 Luxembourg
MFS Investment Management K.K.	16 F Daido Seimei Kasumigaseki Building, 1-4-2 Kasumigaseki 1-chome, Chiyoda-ku, Tokyo, Japan 100-0013
Sun Life of Canada (U.S.) Financial Services Holdings, Inc.	111 Huntington Ave., Boston, Massachusetts 02199 U.S.A.
3060097 Nova Scotia Company (NSULC)	1959 Upper Water Street Suite 1100, Halifax, Nova Scotia, Canada B3J3N2
MFS Investment Management Canada Limited (MFS Canada)	77 King Street West, 35th Floor Toronto, Ontario, Canada M5K 1B7
MFS Heritage Trust Company	111 Huntington Ave., Boston, Massachusetts 02199 U.S.A.
Sun Life Financial Inc.	1 York Street, Toronto, Ontario, MSJ0B6, Canada

The MFS Funds include the following. The address of the MFS Funds is: 111 Huntington Ave., Boston, MA 02199.

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS Series Trust I

MFS Series Trust II

MFS Series Trust III

MFS Series Trust IV

MFS Series Trust V

MFS Series Trust VI

MFS Series Trust VII

MFS Series Trust VIII

MFS Series Trust IX

MFS Series Trust X

MFS Series Trust XI

MFS Series Trust XII

MFS Series Trust XIII

MFS Series Trust XIV

MFS Series Trust XV

MFS Series Trust XVI

MFS Municipal Series Trust

MFS Variable Insurance Trust

MFS Variable Insurance Trust II

MFS Variable Insurance Trust III

MFS Institutional Trust

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS High Income Municipal Trust

MFS High Yield Municipal Trust

MFS Intermediate High Income Fund

MFS Intermediate Income Trust

MFS Investment Grade Municipal Trust

MFS Municipal Income Trust

MFS Multimarket Income Trust

MFS Special Value Trust

Item 32.	Principal Underwriters

(a)       MFS Fund Distributors, Inc. (the "Distributor") acts as the principal underwriter of the following investment companies:

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS Series Trust I

MFS Series Trust II

MFS Series Trust III

MFS Series Trust IV

MFS Series Trust V

MFS Series Trust VI

MFS Series Trust VII

MFS Series Trust VIII

MFS Series Trust IX

MFS Series Trust X

MFS Series Trust XI

MFS Series Trust XII

MFS Series Trust XIII

MFS Series Trust XV

MFS Series Trust XVI

MFS Municipal Series Trust

MFS Variable Insurance Trust

MFS Variable Insurance Trust II

MFS Variable Insurance Trust III

MFS Institutional Trust

(b)       Directors and officers of the Distributor are described below:

Name	Title with the Distributor	Positions with the Registrant

Michael S. Keenan	Director and President	None
Carol Geremia	Director and Chairman of the Board	None
Heidi W. Hardin	Secretary	Secretary and Clerk
Michael Hunt	Chief Compliance Officer	None
Charuda (Bee) Upatham- Costello	Treasurer and Senior Group Controller	None
Kimberly M. Collins	Assistant Secretary	None
Daniel W. Finegold	Assistant Secretary	None
Mitchell C. Freestone	Assistant Secretary	None
Jay C. Herold	Assistant Secretary	None
Joseph A. Zelic	Tax Officer and Assistant Treasurer	None

The principal business address of each of these persons is 111 Huntington Ave., Boston, MA 02199.

(c)       Not applicable.

Item 33.	Location of Accounts and Records

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME	ADDRESS

Massachusetts Financial Services Company (investment adviser)	111 Huntington Avenue Boston, MA 02199

NAME	ADDRESS

MFS Fund Distributors, Inc. (principal underwriter)	111 Huntington Avenue Boston, MA 02199
State Street Bank & Trust Company (custodian)	State Street Financial Center One Lincoln Street Boston, MA 02111-2900
JP Morgan Chase (custodian)	270 Park Avenue New York, NY 10017
MFS Service Center, Inc. (transfer agent)	100 Hancock Street North Quincy, MA 02171
Ropes & Gray (counsel)	Prudential Tower 800 Boylston Street Boston, MA 02199-3600
Iron Mountain, Inc. (storage vendor)	1 Federal Street Boston, MA 02110
Institutional Shareholder Services, Inc. (proxy voting administrator)	702 King Farm Boulevard Suite 400 Rockville, MD 20850-4045
UBS Asset Management (Americas) Inc., (former subadviser)	1285 Avenue of the Americas New York, NY 10019
Sun Capital Advisers LLC (former investment adviser)	1 Sun Life Park Wellesley Hills, MA 02481
Micro Focus, LLC (storage vendor)	4555 Great America Pkwy Santa Clara, CA 95054-1243
The Depository Trust Company (DTC)	55 Water Street New York, NY 10041
DST Systems, Inc. (technology vendor)	333 West 11th Street Kansas City, MO 64105
TerraNua U.S. Corp d.b.a. My Compliance Office (personal trading system)	535 5th Avenue 4th floor New York, NY 10017

NAME	ADDRESS

Charles River Development (investment related records)	700 District Avenue Burlington, MA 01803

Item 34.	Management Services

None.

Item 35.	Undertakings

None.

NOTICE

Notice is hereby given that this Registration Statement has been executed on behalf of the Registrant by an officer of the Registrant as an officer and not individually, and the obligations of or arising out of this Registration Statement are not binding upon any of the Trustees, officers, or shareholders of the Registrant individually, but are binding only upon the assets and property of the Registrant.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and The Commonwealth of Massachusetts on December 28, 2020.

MFS® SERIES TRUST XIV

By: CHRISTOPHER R. BOHANE

Name: Christopher R. Bohane

Title: Senior Vice President and Assistant General Counsel

MFS Series Trust I

MFS Series Trust II

MFS Series Trust III

MFS Series Trust IV

MFS Series Trust V

MFS Series Trust VI

MFS Series Trust VII

MFS Series Trust VIII

MFS Series Trust IX

MFS Series Trust X

MFS Series Trust XI

MFS Series Trust XII

MFS Series Trust XIII

MFS Series Trust XIV

MFS Series Trust XV

MFS Series Trust XVI

Massachusetts Investors Growth Stock Fund

Massachusetts Investors Trust

MFS Institutional Trust

MFS Municipal Series Trust

MFS Variable Insurance Trust

MFS Variable Insurance Trust II

MFS Variable Insurance Trust III

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS High Income Municipal Trust

MFS High Yield Municipal Trust

MFS Intermediate High Income Fund

MFS Intermediate Income Trust

MFS Investment Grade Municipal Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

(each a “Registrant”)

POWER OF ATTORNEY

The undersigned, a Trustee of each of the above-mentioned Registrants, hereby severally constitutes and appoints Heidi W. Hardin, Christopher R. Bohane, Thomas H. Connors, Brian E. Langenfeld and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, any Registration Statement and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 1st day of January, 2020.

STEVEN E. BULLER ______	Trustee
Steven E. Buller

JOHN A. CAROSELLI______	Trustee
John A. Caroselli

MAUREEN R. GOLDFARB__	Trustee
Maureen R. Goldfarb

PETER D. JONES________	Trustee
Peter D. Jones

JOHN P. KAVANAUGH____	Trustee
John P. Kavanaugh

JAMES W. KILMAN, JR.____	Trustee
James W. Kilman, Jr.

ROBERT J. MANNING_____	Trustee
Robert J. Manning

CLARENCE OTIS, JR.______	Trustee
Clarence Otis, Jr.

MARYANNE L. ROEPKE____	Trustee
Maryanne L. Roepke

ROBIN A. STELMACH______	Trustee
Robin A. Stelmach

LAURIE J. THOMSEN______	Trustee
Laurie J. Thomsen

MFS Series Trust I

MFS Series Trust II

MFS Series Trust III

MFS Series Trust IV

MFS Series Trust V

MFS Series Trust VI

MFS Series Trust VII

MFS Series Trust VIII

MFS Series Trust IX

MFS Series Trust X

MFS Series Trust XI

MFS Series Trust XII

MFS Series Trust XIII

MFS Series Trust XIV

MFS Series Trust XV

MFS Series Trust XVI

Massachusetts Investors Growth Stock Fund

Massachusetts Investors Trust

MFS Institutional Trust

MFS Municipal Series Trust

MFS Variable Insurance Trust

MFS Variable Insurance Trust II

MFS Variable Insurance Trust III

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS High Income Municipal Trust

MFS High Yield Municipal Trust

MFS Intermediate High Income Fund

MFS Intermediate Income Trust

MFS Investment Grade Municipal Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

(each a “Registrant”)

POWER OF ATTORNEY

The undersigned, being the President and Principal Executive Officer, and Treasurer and Principal Financial and Accounting Officer, respectively, of each of the above-mentioned Registrants, hereby severally constitutes and appoints Heidi W. Hardin, Christopher R. Bohane, Thomas H. Connors, Brian E. Langenfeld and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, any Registration Statement and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 1st day of January, 2020.

DAVID L. DILORENZO	President (Principal Executive Officer)
David L. DiLorenzo

JAMES O. YOST	Principal Financial and Accounting Officer
James O. Yost

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

(j)	Consent of Deloitte & Touche LLP, dated December 23, 2020.